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The information in this prospectus supplement and the accompanying prospectus is not complete and may be changed. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and they are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated December 7, 2009

Filed Pursuant to Rule 424(b)(2)
Registration No. 333-162427

PROSPECTUS SUPPLEMENT
To Prospectus dated November 16, 2009

             Shares

Select Comfort Corporation

Common Stock

$             per share

•
Select Comfort Corporation is offering              shares of its common stock. Of these shares,               shares are being offered through the underwriter named in this prospectus supplement and             shares are being offered by Select Comfort directly to Sterling SC Investor, LLC ("Sterling") pursuant to contractual preemptive rights held by Sterling under the Securities Purchase Agreement dated October 2, 2009 between Select Comfort and Sterling. If Sterling elects to purchase these shares, it will purchase directly from Select Comfort at the price to the public.

•
The last reported sale price of our common stock on December 4, 2009 was $5.06 per share.

•
Trading symbol: Nasdaq Global Select Market — SCSS

This investment involves a high degree of risk. See the section entitled "Risk Factors" beginning on page S-3 of this prospectus supplement and page 2 of the accompanying prospectus before you make an investment in our securities.

	Per Share	Total
Public offering price	$	$
Underwriting discount	$	$
Proceeds, before expenses, to us through Underwriter	$	$
Proceeds, before expenses, to us from Sterling	$	$

We have also agreed to reimburse the underwriter for certain out-of-pocket expenses incurred by it up to an aggregate of $125,000 in connection with this offering. The underwriter will also receive payment for past services rendered in an amount equal to the underwriting discount per share with respect to the shares being offered by Select Comfort Corporation to Sterling. See the section entitled "Underwriting" on page S-27 of this prospectus supplement.

The underwriter expects to deliver the shares sold through it against payment on or about December     , 2009.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Piper Jaffray

The date of this prospectus supplement is December     , 2009.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of our common stock and related matters. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering of our common stock. To the extent the information contained in this prospectus supplement

i

differs or varies from the information contained in the accompanying prospectus or any document incorporated by reference, the information in this prospectus supplement shall control.

In this prospectus, "Select Comfort," "Company," "we," "us," and "our" refer to Select Comfort Corporation, including consolidated subsidiaries, except where the context otherwise requires, or as otherwise indicated.

You should rely only on information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, and any related free writing prospectuses that we may authorize to be provided to you. We have not authorized any person to provide you with information that differs from what is contained or incorporated by reference in this prospectus supplement. If any person does provide you with information that differs from what is contained or incorporated by reference in this prospectus supplement, you should not rely on it. This prospectus supplement and the accompanying prospectus are not an offer to sell or the solicitation or an offer to buy any securities other than the securities to which it relates, or an offer or solicitation in any jurisdiction where offers or sales are not permitted. The information contained in this prospectus supplement, the accompanying prospectus, and any related free writing prospectuses is accurate only as of the date on the cover of those documents, even though this prospectus supplement may be delivered or shares may be sold under the accompanying prospectus on a later date. Our business, financial condition, results of operation and prospects may have changed since those dates.

ii

PROSPECTUS SUPPLEMENT SUMMARY

The following summary contains basic information about this offering. The summary is not intended to be complete. You should read the full text and the more specific details contained or incorporated by reference elsewhere in this document. For a more detailed description of our common stock, see the description of common stock contained in the accompanying prospectus.

Select Comfort Corporation

Select Comfort Corporation was founded as a Minnesota-based corporation in 1987 by an entrepreneur who developed and manufactured adjustable firmness mattresses after considering other alternatives such as innerspring and water mattresses. Select Comfort has evolved from a specialty, niche direct marketer, to a nationwide multi-channel business with fiscal 2008 net sales of $609 million.

Our principal business is to develop, manufacture, market, and distribute premium quality, adjustable-firmness beds and other sleep-related accessory products. The air-chamber technology of our proprietary Sleep Number bed allows adjustable firmness on each side of the mattress and provides a sleep surface that is clinically proven to provide better sleep quality and greater relief of back pain compared to traditional mattress products. In addition, we market and sell accessories and other sleep-related products which focus on providing personalized comfort to complement the Sleep Number bed and provide a better night's sleep to the consumer. We have a mission-driven culture focused on serving the needs of our customers. Our mission is to improve people's lives through better sleep. Our goal is to educate our consumers on the importance of a better night's sleep and the unique benefits of our products.

Our executive offices are located at 9800 59th Avenue North, Minneapolis, Minnesota 55442. Our telephone number is (763) 551-7000.

The Offering

Common stock offered by us	Shares(1)
Common stock to be outstanding after this offering	Shares(2)
Offering price	$ per share
Use of proceeds

Subject to the requirements under our amended and restated credit agreement that require us to use a portion of the proceeds to pay down outstanding indebtedness, we intend to use the net proceeds from this offering for working capital and other general corporate purposes.

Risk factors

See "Risk Factors" beginning on page S-3 of this prospectus supplement and other information included or incorporated by reference in this prospectus supplement for a discussion of factors you should carefully consider before deciding whether to invest in our common stock.

Nasdaq Global Select Market symbol	SCSS

(1)
Includes              shares offered directly by us to Sterling SC Investor, LLC at the price to the public set forth on the front cover page of this prospectus supplement. For a period of 10 days after the date we notify Sterling of the terms of this offering, Sterling may exercise its preemptive right to acquire such shares. Sterling has not provided us with an indication of whether or not it will purchase such shares. Sterling may elect to purchase all such shares or it may decline to purchase such shares but it may not purchase a portion of such shares. Sterling is not affiliated with Sterling Capital Management LLC, another shareholder with beneficial ownership of greater than 5% of our outstanding common shares.

(2)
The number of shares of common stock that will be outstanding immediately after this offering is based on 50,109,309 shares of common stock outstanding as of December 4, 2009, and excludes:

•
[             ] shares reserved for issuance to Sterling pursuant to its contractual preemptive rights;

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3,297,010 shares of common stock issuable upon exercise of outstanding options, with a weighted average exercise price of $8.57 per share; and

•
935,879 shares of common stock reserved for future issuance under our 2004 Stock Incentive Plan.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the specific risks set forth below and under similar sections in the documents we incorporate by reference into this prospectus supplement before making an investment decision. The risks and uncertainties described in this prospectus supplement and the documents we incorporate by reference into this prospectus supplement are not the only ones facing us. Additional risks and uncertainties, including any not presently known to us or that we currently see as immaterial, may also harm our business. If any of the risks or uncertainties described in this prospectus supplement, the accompanying prospectus, or the documents incorporated by reference occur, our business, results of operations, cash flows and financial condition could be materially and adversely affected, the trading price of our common stock could decline, and you might lose all or part of your investment.

Risks Relating to Our Business

Risks Related to Select Comfort's Business and Industry

Liquidity and Capital Resources and Our Ability to Continue as a Going Concern.

Beginning in the second half of 2008 and continuing through the first half of 2009, we experienced significant constraints in our operating cash flow and liquidity and were substantially dependent upon our ability to access credit under our prior credit agreement. Between December 2008 and November 2009, we operated under a series of short-term amendments to our credit facility pursuant to which the lenders waived our compliance with certain financial and other covenants. In the absence of these waivers, we would not have been in compliance with certain covenants under our credit facility.

In March 2009 our independent public accounting firm issued an opinion on our fiscal 2008 consolidated financial statements stating that the consolidated financial statements were prepared assuming we will continue as a going concern. The opinion further stated that our losses from operations and inability to generate sufficient cash flow to meet obligations and sustain operations raise substantial doubt about our ability to continue as a going concern.

On November 13, 2009, we entered into an Amended and Restated Credit Agreement (the "Credit Agreement") which extends the term of our credit facility through June 30, 2011, subject to compliance with applicable covenants under the Credit Agreement. The Credit Agreement provides an initial aggregate commitment of $55 million, declining to $20 million by December 31, 2010 as a result of certain prepayment provisions or at our election. Under the Credit Agreement, we have an obligation to issue common stock or other equity securities yielding gross proceeds of $25 million and net proceeds of $22 million. The proceeds of this offering through the underwriter in conjunction with the $10 million received by us from Sterling under the Securities Purchase Agreement at the closing on November 13, 2009, is expected fulfill this obligation. The Credit Agreement also requires us to make prepayments equal to certain percentages of funds received (and in some cases only above certain thresholds of funds received) from asset dispositions, equity and debt issuances, insurance and condemnation proceeds, the incurrence of additional subordinated indebtedness, tax refunds, and other extraordinary receipts. We are required to apply 100% of the first $15 million in gross proceeds from this offering to outstanding indebtedness. This prepayment will correspondingly reduce the available aggregate commitments under the Credit Agreement to $40 million.

The current macroeconomic and business environment remains uncertain. Adverse changes or volatility in general economic conditions, consumer spending or other factors may adversely affect our operating cash flow and liquidity. Significant adverse changes in our operating cash flow and liquidity could result in either or both of (i) a default under the financial covenants in our Credit Agreement or (ii) the need to raise additional capital to fund our operating needs. A default under the Credit

Agreement would enable the lenders to accelerate repayment obligations and to exercise various remedies as secured creditors, which may severely or completely constrain our ability to continue to operate our business and may require us to seek protection through bankruptcy proceedings. The issuance of additional equity securities to raise additional capital may be dilutive to existing shareholders, and we may not be successful in raising any additional capital that may be required, which may result in our inability to fund our business operations and continue as a going concern.

Notwithstanding improvement in capital resources, we had at October 3, 2009, a deficit in shareholders' equity of $(38.7) million, and will continue to have a deficit in shareholders' equity following consummation of this offering. The absence of shareholders' equity can limit our financial flexibility and ability to absorb negative operating conditions. Our uncertain financial position may also disrupt relationships with our suppliers, which may prevent us from obtaining necessary components, supplies or services on acceptable terms or at all, and may adversely impact consumer confidence in our ability to honor our warranty obligations, which may adversely impact our sales, profitability and financial condition.

Uncertainty of Future Growth and Profitability.    Our future growth and operating profitability will depend on a number of factors.

After more than five consecutive years of growth in both sales and operating profitability through fiscal 2006, our sales and profitability declined in 2007 and 2008 versus the prior years, including a net loss of $70.2 million in 2008. Through a wide range of cost reductions implemented over the last 12 months and stabilizing sales trends in the second and third quarters of fiscal 2009, we have achieved modest profitability over the first nine months of fiscal 2009. However, we may not be able to regain growth in sales or achieve sustained improvement in profitability on a quarterly or annual basis in future periods. Our future growth and profitability will be impacted by or dependent upon a number of factors, including but not limited to:

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    Liquidity and Capital Resources — our ability to obtain and maintain adequate liquidity and capital resources to fund our operating and capital needs, including our ability to remain in compliance with the financial covenants and other requirements under our Credit Agreement;

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    General Economic Conditions and Consumer Confidence — adverse trends in general economic conditions, including in particular adverse trends in the housing market, retail shopping patterns, consumer confidence and credit markets, the uncertainty of the depth and duration of the current economic recession and the uncertainty of the timing and strength of any economic recovery;

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    Marketing Effectiveness and Efficiency — the effectiveness of our marketing messages and the efficiency of our advertising expenditures and other marketing programs in building product and brand awareness, driving traffic to our points of sale and increasing sales;

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    Consumer Acceptance — the level of consumer acceptance of our products, new product offerings and brand image;

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    Consumer Credit — the availability of consumer credit and our ability to provide cost-effective consumer credit options, particularly in light of the current challenges in the consumer credit market and pending changes in federal regulations that will limit the types of promotional offerings related to consumer credit that may be offered to consumers; in the event that one or both of our providers of consumer credit determine to impose more stringent credit requirements or terms, our sales could be adversely impacted;

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    Execution of Our Retail Distribution Strategy — our ability to execute our retail store distribution strategy in the current economic environment, including increasing sales and profitability through our existing stores and cost-effectively closing under-performing store locations;

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    Sources of Materials and Services — our ability to secure adequate sources of necessary materials and services at reasonable cost, especially considering our uncertain financial position, our single sources of supply for some components and services, our just-in-time manufacturing processes, potential shortages of commodities, and the macroeconomic environment, which may place financial pressures on our suppliers;

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    Inflationary Pressures — rising fuel and commodity costs, as well as fluctuating currency exchange rates and increasing industry regulatory requirements, which may increase our cost of goods and may adversely impact our profitability or our ability to maintain sales volumes to the extent that we choose to increase prices;

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    Competition — the level of competition in the mattress industry and our ability to successfully identify and respond to emerging and competitive trends in the mattress industry;

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    Need for Continuous Product Improvement — our ability to continuously improve our products to offer new and enhanced consumer benefits, better quality and reduced costs;

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    Management Information Systems — the adequacy of our current management information systems, and our ability to maintain and enhance our management information systems, to meet the evolving requirements of our business and regulatory standards, including evolving payment card industry and federal and state regulatory standards applicable to data privacy and information security;

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    Impact of Federal Flammability Standards — new federal flammability standards for mattress products effective since mid-2007, which have added compliance and product costs to our business and have added risks of non-compliance, which could disrupt our business;

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    Impact of Federal Safety Standards — new federal safety standards for children's products, including some mattress products, effective in February 2009, which may add compliance and product costs to our business and have added risks of non-compliance, which could disrupt our business;

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    Sales Returns and Warranty Costs — the impact of the costs of sales returns and warranty obligations and our ability to maintain such costs at reasonable levels consistent with historical patterns or to reduce such costs;

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    Risks of Litigation — the impact of the potential outcome of pending and unforeseen litigation;

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    Retention of Senior Leadership and other Key Employees — our ability to retain senior leadership and other key employees, including qualified retail store management and sales professionals; and

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    Global Events — global events, such as terrorist attacks or a pandemic outbreak, or the threat of such events.

We may not be successful in executing our growth strategy or in regaining growth in sales or improvement in profitability. Failure to successfully execute any material part of our strategic plan or growth strategy could harm our sales, profitability and financial condition.

Risks of Achieving Desired Results of our Restructuring.    Our ability to achieve sustained profitability through recent reductions in our cost structure is partially dependent upon factors beyond our control. In addition, these reductions in our cost structure may limit future potential growth rates.

In 2008, following several years of generating positive net income, we realized a net loss of $70.2 million, including $34.6 million of asset impairment charges and a $26.8 million charge for the establishment of a deferred tax valuation allowance. Our 2008 operating results were significantly affected by an industry-wide decrease in consumer spending. While we generated positive operating income and cash flows during the first nine months of 2009, the decline in our 2008 operating performance and the acceleration of the decline of consumer demand during 2008 adversely impacted our liquidity and capital resources.

In the fourth quarter of 2008, we began to take actions designed to significantly reduce our cost structure and to restructure our distribution network, with the goal of returning the Company to profitability and generating positive cash flows to fund our business. The key elements of our restructuring program included workforce reductions, reduced capital spending, closing of 65 underperforming stores during the first nine months of fiscal 2009, supply chain cost reduction initiatives, reduced media spending, reductions in fixed and discretionary marketing and selling expenses, and ceasing all activities associated with the implementation of SAP®-based information technology applications. We anticipate closing additional stores prior to the end of 2010. From September 27, 2008 through October 3, 2009, our total assets decreased from $180.1 million to $82.3 million. In the second half of 2009, we also announced the termination of distribution through retail partners in the continental U.S. We also introduced lower product price points and initiated an enhanced promotional strategy designed to stabilize sales.

These cost reduction and restructuring initiatives may not be adequate to return our Company to sustained profitability on a short-term or long-term basis. In addition, we may encounter delays or unexpected costs which could result in our not realizing all of the anticipated benefits of our restructuring program or in such benefits taking longer to achieve than expected. To the extent we are unable to continue to improve or sustain our financial performance, further restructuring measures may be required. In addition, due to the reduction in our store base, and the termination of our relationships with retail partners in the continental U.S., we currently have significantly fewer points of distribution than we had a year ago, which may limit future growth rates in our business and may delay or defer the return, if ever, to levels of net sales and profitability we achieved in prior years.

Dependence on General Economic Conditions and Consumer Spending.    We are highly dependent on discretionary consumer spending. Adverse trends in general economic conditions, including in particular the housing market, retail shopping patterns, consumer confidence, credit markets and employment levels, may continue to adversely affect our sales, profitability and financial condition.

The success of our business model depends to a significant extent upon discretionary consumer spending, which is influenced by a number of factors, including without limitation general economic conditions, consumer confidence, the housing market, employment levels, business conditions, interest rates, availability of credit, inflation and taxation. Adverse trends in any of these economic indicators may adversely affect our sales, profitability and financial condition. Also, because a high percentage of our net sales are made on credit, any adverse impact on the availability of consumer credit or any increase in interest rates may adversely affect our sales, profitability and financial condition. We are also dependent upon the continued popularity of malls as shopping destinations and the ability of mall anchor tenants and other attractions to generate customer traffic for our retail stores. Any decrease in mall traffic could adversely affect our sales, profitability and financial condition.

Effectiveness and Efficiency of Marketing and Advertising.    Our future growth and profitability will depend in large part upon the effectiveness of our marketing messages and the efficiency of our advertising expenditures and other marketing programs in generating consumer awareness and sales of our products.

We are highly dependent on the effectiveness of our marketing messages and the efficiency of our advertising expenditures (which were approximately $92 million in 2008, $110 million in 2007, $105 million in 2006, $89 million in 2005, and $79 million in 2004) in generating consumer awareness and sales of our products. As part of our restructuring, we have further reduced advertising expenditures to $45 million for the nine month period ended October 3, 2009. In recent periods, including in particular 2007 and 2008, our marketing messages have not been as effective as in prior periods. If our marketing messages are ineffective or our advertising expenditures and other marketing programs are inefficient in creating awareness of our products and brand name, driving consumer traffic to our points of distribution and motivating consumers to purchase our products, our sales, profitability and financial condition may be adversely impacted.

Our integrated marketing program depends in part on national radio personalities and spokespersons and other nationally known personalities. The loss of these endorsements, or any reduction in the effectiveness of these endorsements, or our inability to obtain additional effective endorsements, could adversely affect our sales, profitability and financial condition.

Dependence on Internet Marketing Programs.    Our future growth and profitability will depend in part upon the effectiveness and efficiency of our internet-based advertising programs and upon the prominence of our Web site URLs on internet search engine results.

We believe that consumers are increasingly using the Internet as a part of their shopping experience, both to conduct pre-purchase research, particularly with respect to high-end consumer durables, as well as to purchase products. Consumers will typically use one of a small number of Internet search engines to research products. These search engines may provide both natural search results and purchased listings for particular key words. In some cases, it may be difficult or impossible to determine how these search engines work, particularly in the area of natural search, and therefore how to optimize placement on those search engines for our website URLs and other positive sites for consumers who may be searching for our products or for mattress products or retailers generally. Some of these search engines may permit competitors to bid on our trademarks to obtain high placement in search results when consumers use our trademarks to seek information regarding our products, which may cause confusion among consumers and adversely impact our sales. Some of our competitors may use our trademarks and/or publish false or misleading information on the internet regarding our products or their own products, which may also cause confusion among consumers and adversely impact our sales. In addition, consumers or others may post negative information regarding us or our products on Internet sites or blogs, which could adversely impact our sales.

As a result, our future growth and profitability will depend in part upon the effectiveness and efficiency of our on-line advertising and search optimization programs in generating consumer awareness and sales of our products, and upon our ability to prevent competitors from misusing or infringing our trademarks or publishing false or misleading information regarding our products or their own products. If we are not successful in these efforts, our business, reputation, sales, profitability and financial condition may be adversely impacted.

In addition, if our website becomes unavailable for a significant period of time due to failure of our information technology systems or the Internet, our sales, profitability and financial condition could be adversely affected.

Uncertainty of Consumer Acceptance.    Our products represent a significant departure from traditional innerspring mattresses and the failure of our products to achieve market acceptance would harm our sales, profitability and financial condition.

We estimate that innerspring mattress sales represent approximately 75% or more of all mattress sales. Our air chamber technology represents a significant departure from traditional innerspring mattresses. Because no established market for adjustable firmness mattress products existed prior to the introduction of our products in 1988, we faced the challenge of establishing the viability of this market, as well as gaining widespread acceptance of our products. The market for adjustable firmness mattresses is now evolving and our future success will depend upon both the continued growth of this market and increased consumer acceptance of our products. The failure of our products to achieve greater consumer acceptance for any reason would harm our sales, profitability and financial condition.

Dependence on Availability of Consumer Credit.    Historically a significant portion of our net sales are financed under a consumer credit program provided by third parties. The termination of this consumer credit program, any material change to the terms of this consumer credit program or in the availability or terms of credit offered to our customers under this consumer credit program, or any delay in securing replacement credit sources, could harm our sales, profitability and financial condition.

In December 2005, we entered into an amended and restated agreement under which GE Money Bank offers our qualified customers a revolving credit arrangement to finance purchases from us. This agreement extends through February 15, 2011, subject to earlier termination upon certain events and subject to automatic extensions.

Under this agreement, GE Money Bank sets the minimum acceptable credit ratings, the interest rates, fees and all other terms and conditions of the customer accounts, including collection policies and procedures, and is the owner of the accounts. Any increase by GE Money Bank in the minimum customer credit ratings necessary to qualify for credit could adversely impact our sales by decreasing the number of customers who can finance purchases. We are liable to GE Money Bank for charge-backs arising out of (i) breach of our warranties relating to the underlying sale transaction, (ii) defective products or (iii) our failure to comply with applicable operating procedures under the facility. We are not liable to GE Money Bank for losses arising out of our customers' credit defaults.

In recent periods we have not been in compliance with certain financial covenants under our agreement with GE Money Bank and as a result the terms of the agreement have required us to provide GE Money Bank with a letter of credit as collateral security. As of October 3, 2009, the balance of our letter of credit with GE Money Bank was $1.7 million.

Approximately 37% of our net sales during 2008 were financed by GE Money Bank. Consumers that do not qualify for credit under our agreement with GE Money Bank may apply for credit under a secondary program maintained by us through another provider.

We work with GE Money Bank to structure promotional offerings related to consumer credit terms for our customers. Pending changes in federal regulations will limit the types of promotional offerings related to consumer credit that may be offered to consumers, which may adversely impact the attractiveness of our promotional offerings and may harm our sales, profitability and financial condition.

Termination of our agreement with GE Money Bank or with our secondary provider, any material change to the terms of our agreement with either of these providers, or in the availability or terms of credit for our customers from these providers, or any delay in securing replacement credit sources, could harm our sales, profitability and financial condition.

Risks of Retail Store Distribution Strategy.    Our future growth and profitability will depend in large part upon our ability to execute our retail store distribution strategy, including increasing sales and profitability through our existing company-controlled stores, which carry significant fixed costs, and cost-effectively closing under-performing stores. If we are unable to regain and sustain growth in sales through our company-controlled stores, we may be required to incur significant costs to close underperforming stores, which could harm our profitability and financial condition.

Our company-controlled retail store distribution channel is our largest distribution channel and represents our largest opportunity for growth in sales and improvement in profitability. After several years of consistent growth in comparable store sales results through fiscal 2006, in 2007 we experienced a decline of 11% in our comparable stores sales versus 2006, and in 2008 we experienced a further decline of 25% in our comparable store sales versus 2007. After achieving profitability in the third quarter of 2008, our comparable store sales results declined by 29% in the fourth quarter of 2008 in comparison to fourth quarter of 2007 and we continued to see declines in comparable stores sales in the first five months of fiscal 2009. Due in part to the closure of underperforming stores in recent months, we have achieved growth in our comparable store sales versus the prior year in June of 2009 and in the third quarter of fiscal 2009. Our comparable-store sales and other operating results may fluctuate or decline significantly in the future. Many factors affect our comparable-store sales and other operating results and may contribute to fluctuations or declines in these results in the future, including but not limited to:

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    The effectiveness of our marketing messages and the efficiency of our advertising expenditures;

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    Consumer acceptance of our existing products, new product offerings and brand image;

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    Consumer shopping trends, including mall traffic and Internet shopping trends, and the increasing availability of retail shopping venues other than traditional retail malls;

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    Our ability to successfully hire, train, motivate and retain store-level sales professionals and managers;

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    The level and effectiveness of competitive activity;

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    The availability of cost-effective consumer credit options through our third-party providers;

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    General economic conditions, including in particular the housing market, retail trends and consumer confidence; and

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    Global events, such as terrorist attacks or a pandemic outbreak, or the threat of such events.

Future fluctuations or decreases in our comparable-store sales or other operating results could harm our sales, profitability and financial condition. We may also be required to incur significant costs to close underperforming stores if we are unable to regain growth in sales in under-performing stores. In addition, failure to regain growth in comparable-store sales or other operating results may disappoint securities analysts or investors and result in a decline in our stock price.

Our retail store distribution strategy is also dependent on our ability to renew existing store leases, to close underperforming store locations and to secure suitable locations for new store openings, in each case on a cost-effective basis. We may encounter higher than anticipated rents and other costs in connection with managing our retail store base.

Dependence on Key Suppliers.    We rely upon several key suppliers that are, in some instances, the only source of supply currently used by us for particular materials or components. The failure of one or more of these suppliers or our other key suppliers to supply materials or components for our products on a timely basis, or a material change in the purchase terms for the materials or components, could harm our sales, profitability and financial condition.

We currently obtain all of the materials and components used to produce our beds from outside sources. In several cases, including our proprietary air chambers, our proprietary blow-molded foundations, our adjustable foundations, various components for our Firmness Control Systems, as well as fabrics and zippers, we have chosen to obtain these materials and components from suppliers who serve as the only source of supply used by us at this time. While we believe that these materials and components, or suitable replacements, could be obtained from other sources of supply, in the event that any of our current suppliers became unable to supply the relevant materials or components for any reason, and alternatives were not readily available from other sources of supply, our sales, profitability and financial condition could be harmed. If our relationship with either the supplier of our air chambers or the supplier of our blow-molded foundations is terminated, we could have difficulty in replacing these sources since there are relatively few other suppliers presently capable of manufacturing these components.

We purchase some of our materials and components through purchase orders and do not have long-term purchase agreements with, or other contractual assurances of continued supply, pricing or access from, our suppliers, except for the suppliers of our air chambers, blow-molded foundations, foam, circuit boards and various components used for our covers, including fiber, fabrics, thread and tick. If prices for our key materials or components increase and we are unable to achieve offsetting savings through value engineering or increased productivity or we are unable to increase prices to our customers, our profitability and financial condition may be harmed. The loss of one or more of our key suppliers, the failure of one or more of our key suppliers to supply materials or components on a timely basis, or a material change in the purchase terms for our components could harm our sales, profitability and financial condition.

Our uncertain financial position may also disrupt relationships with our suppliers, which may prevent us from obtaining necessary components, supplies or services on acceptable terms or at all.

Inflationary Pressures.    Increases in commodity prices, component costs and/or delivery costs could harm our sales, profitability and financial condition.

Our business has been subject to significant increases or volatility in the prices of certain commodities, including but not limited to fuel, oil, natural gas, rubber, cotton, plastic resin, steel and chemical ingredients used to produce foam. Increases in prices of these commodities may result in significant cost increases for our raw materials and product components, as well as increases in the cost of delivering our products to our customers. To the extent we are unable to offset any such increased costs through value engineering and similar initiatives underway, or through price increases, our profitability and financial condition may be adversely impacted. If we choose to increase prices to offset the increased costs, our unit sales volumes could be adversely impacted.

Risks of Just-In-Time Manufacturing Processes.    We utilize "just-in-time" manufacturing processes with minimal levels of raw materials, work in process and finished goods inventories, which could leave us vulnerable to shortages of supply of key components. Any such shortage could result in our inability to satisfy consumer demand for our products in a timely manner and lost sales, which could harm our profitability and financial condition.

We generally assemble our products after we receive orders from customers utilizing "just-in-time" manufacturing processes. Lead times for ordered components may vary significantly and depend upon a variety of factors, such as the location of the supplier, the complexity in manufacturing the component and general demand for the component. Some of our components, including our air chambers, have relatively longer lead times. We generally maintain minimal levels of raw materials, work in process and finished goods inventories, except for our air chambers, of which we generally carry approximately six weeks of inventory. As a result, an unexpected shortage of supply of key components used to manufacture our products, or an unexpected and significant increase in the demand for our products, could lead to inadequate inventory and delays in shipping our beds to customers. Any such delays could result in lost sales, which could harm our profitability and financial condition.

Risks of Foreign Sourcing of Materials.    The foreign manufacturing of our air chambers and some of our other components involves risks that could increase our costs, lead to inadequate inventory levels or delays in shipping beds to our customers, which could harm our sales, profitability and financial condition.

Since our air chambers and some of our other components are manufactured outside the United States, our operations could be harmed by the risks associated with foreign sourcing of materials, including but not limited to:

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    Political instability resulting in disruption of trade;

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    Existing or potential duties, tariffs or quotas that may limit the quantity of certain types of goods that may be imported into the United States or increase the cost of such goods;

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    Disruptions in transportation that could be caused by a variety of factors including acts of terrorism, shipping delays, foreign or domestic dock strikes, customs inspections or other factors;

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    Any significant fluctuation in the value of the U.S. dollar against foreign currencies; and

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    Economic uncertainties, including inflation.

These factors could increase our costs of doing business with foreign suppliers, lead to inadequate inventory levels or delays in shipping beds to our customers, which could harm our sales, profitability and financial condition. If any of these or other factors were to render the conduct of any of our foreign suppliers' businesses more difficult or impractical, we may have difficulty sourcing key components of our products, which could adversely affect our sales, profitability and financial condition.

Dependence on UPS and Other Carriers.    We depend upon UPS and other carriers to deliver some of our products to customers on a timely and cost-effective basis. Any significant delay in deliveries to our customers could lead to increased returns and cause us to lose sales. Any increase in freight charges could increase our costs of doing business and harm our sales, profitability and financial condition.

Historically, we have relied to a significant extent on UPS for delivery of our products to customers. For a significant portion of the third quarter of 1997, UPS was unable to deliver our products within acceptable time periods due to a labor strike, causing delays in deliveries to customers and requiring us to use alternative carriers. UPS may not be able to avert labor difficulties in the future or may otherwise experience difficulties in meeting our requirements in the future. If UPS were to experience difficulties in meeting our requirements, we may not be able to deliver products to all of our customers on a timely or cost-effective basis through any alternative carriers. Any significant delay in deliveries to our customers could lead to increased returns and cause us to lose sales. Any increase in freight charges could increase our costs of doing business and harm our sales, profitability and financial condition.

Risk of Damage to our Manufacturing Facilities.    Damage to either of our manufacturing facilities could increase our costs of doing business or lead to delays in shipping our beds, which could result in increased returns and adversely affect future sales.

We have two manufacturing plants, which are located in Irmo, South Carolina and in Salt Lake City, Utah. Unlike other mattress manufacturers, we generally manufacture beds to fulfill orders rather than stocking finished goods inventory. Therefore, the destruction or shutting down of either of our manufacturing facilities for a significant period of time as a result of fire, explosion, act of war or terrorism, flood, hurricane, tornado, earthquake, lightning or other natural disaster could increase our costs of doing business and lead to delays in shipping our beds to customers. Such delays could result in increased returns and adversely affect future sales, which could harm our profitability and financial condition. Due to our make-to-order business model, these adverse consequences to our business may be greater for our company than with other mattress manufacturers.

Competition.    The mattress industry is highly competitive. Our business could be harmed by existing competitive pressures or from one or more new entrants into the market.

Our Sleep Number beds compete with a number of different types of mattress alternatives, including standard innerspring mattresses, foam mattresses, waterbeds, futons and other air-supported mattress products sold through a variety of channels, including home furnishings stores, specialty mattress stores, department stores, mass merchants, wholesale clubs, telemarketing programs, television infomercials and catalogs. The mattress industry is characterized by a high degree of concentration among the three largest manufacturers of innerspring mattresses with nationally recognized brand names, including Sealy, which also owns the Stearns & Foster brand, Serta and Simmons. Numerous other manufacturers, primarily operating on a regional or niche basis, serve the balance of the mattress market. Tempur-Pedic International, Inc. and other companies compete in the mattress industry with foam mattress products. A number of mattress manufacturers, including Sealy and Simmons, as well as a number of smaller manufacturers, including low-cost foreign manufacturers, have offered air beds that compete with our products.

We believe that many of our competitors, including in particular the three largest innerspring mattress manufacturers and Tempur-Pedic, have greater financial, marketing and manufacturing resources and better brand name recognition than we do and sell products through broader and more established distribution channels. Our stores and other company-controlled distribution channels compete with other retailers who often provide a wider selection of mattress alternatives than we offer through our channels of distribution, which may place our channels of distribution at a competitive disadvantage. These manufacturing and retailing competitors, or new entrants into the market, may compete aggressively and gain market share with existing and new mattress products, and may pursue or expand their presence in the air bed segment of the market. Some competitors may engage in aggressive advertising strategies that may include false or misleading claims about competitive products and/or our products. Any such competition could inhibit our ability to retain or increase market share, inhibit our ability to maintain or increase prices and reduce our margins, which could harm our sales, profitability and financial condition.

Need for Continuous Product Improvement.    If we are unable to enhance our existing products and develop and market new products that respond to customer needs and achieve market acceptance, we may not be able to regain growth in sales or improvement in profitability.

One of our growth strategies is to continue to lead our industry in product innovation and sleep expertise by enhancing existing products and by developing and marketing new products that deliver personalized comfort and better sleep. We may not be successful in developing or marketing enhanced or new products that will receive acceptance in the marketplace. Further, the resulting level of sales from any of our enhanced or new products may not justify the costs associated with the development and marketing. Any failure to continue to develop and market enhanced or new products in a cost-effective manner could harm our ability to regain growth in sales or growth in profitability.

Adequacy of Management Information Systems.    In December 2008, we abandoned plans to implement an SAP®-based enterprise-wide information technology architecture. As a result, we are currently enhancing our existing management information systems to support our existing and anticipated business needs and to comply with evolving payment card industry and state and federal regulatory standards applicable to data privacy and security. This project may take longer and may require more resources to implement than anticipated, may cause distraction of key personnel, and may cause disruptions to our business. Any of these outcomes could impair our ability to achieve critical strategic initiatives and could harm our sales, profitability and financial condition.

We depend upon our management information systems for many aspects of our business. Our current information systems architecture includes some off-the-shelf programs as well as some key software that has been developed by our own programmers, which is not easily modified or integrated with other software and systems and limits the flexibility and scalability of our information systems. Our business will be adversely affected if our management information systems are disrupted or if we are unable to improve, upgrade, integrate or expand our systems to meet business and regulatory requirements. In addition, any failure of our systems and processes to adequately protect customer information from theft or loss could adversely impact our business, reputation, sales, profitability and financial condition.

Risks of Compliance with Governmental Regulations.    We are subject to a wide variety of government regulations. Any failure to comply with any of these regulations could harm our business, reputation, sales, profitability and financial condition. We may be required to incur significant expenses or to modify our operations in order to ensure compliance with these regulations.

We are subject to a wide variety of government regulations relating to the bedding industry or to various aspects of our business and operations, including without limitation:

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    Regulations relating to the proper labeling of bedding merchandise and other aspects of product handling and sale;

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    State regulations related to the proper labeling and sale of bedding products produced in part from refurbished components;

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    Federal and state flammability standards applicable generally to mattresses and mattress and foundation sets;

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    Federal safety standards applicable to children's products generally, including some mattresses products;

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    Environmental and product safety regulations;

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    Consumer protection and data privacy regulations;

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    Regulations related to marketing and advertising claims;

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    Various federal and state "do not call" or "do not mail" list requirements;

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    Federal, state and foreign labor laws, including but not limited to laws relating to occupational health and safety, employee privacy, wages and hours, overtime pay, harassment and discrimination, equal opportunity, and employee leaves and benefits;

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    Antitrust regulations in the United States and foreign jurisdictions where we distribute our products;

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    Import and export regulations;

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    Federal and state tax laws; and

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    Federal and state securities laws.

Although we believe that we are in compliance in all material respects with these regulations and have implemented a variety of measures to promote continuing compliance, regulations may change over time and we may be required to incur expenses and/or to modify our operations in order to ensure compliance with these regulations, which could harm our profitability and financial condition. If we are found to be in violation of any of the foregoing laws or regulations, we could become subject to fines, penalties, damages or other sanctions, as well as potential adverse public relations, which could adversely impact our business, reputation, sales, profitability and financial condition.

Risks of Compliance with Flammability Standards.    All mattresses and mattress and foundation sets, including ours, became subject to new federal flammability standards and related regulations in July 2007. Compliance with these regulations has increased our product costs, has required modifications to our systems and operations and may increase the risk of disruptions to our business due to ongoing testing to assure compliance or due to regulatory inspections.

The federal Consumer Product Safety Commission adopted new flammability standards and related regulations which became effective nationwide in July 2007 for mattresses and mattress and foundation sets. Compliance with these requirements has resulted in higher materials and manufacturing costs for our products, and has required modifications to our information systems and business operations, further increasing our costs. To the extent we are unable to offset increased costs through value engineering and similar initiatives, or through price increases, our profitability may be adversely impacted. If we choose to increase prices to offset the increased costs, our unit sales volumes could be adversely impacted.

Compliance also requires more complicated manufacturing processes, which may reduce our manufacturing capacity and may require us to expand our manufacturing capacity sooner than otherwise anticipated.

These regulations require manufacturers to implement quality assurance programs and encourage manufacturers to conduct random testing of products. These regulations also require maintenance and retention of compliance documentation. These quality assurance and documentation requirements are costly to implement and maintain. If any product testing yields results indicating that any of our products may not meet the flammability standard, or if we obtain test results or other evidence that any of our products may fail to meet the standard or that a material or process used in manufacturing could affect the test performance of our product, we may be required to temporarily cease production and distribution and/or to recall products from the field, and we may be subject to fines or penalties, any of which outcomes could harm our business, reputation, sales, profitability and financial condition. We may also face increased risks of disruptions to our business caused by regulatory inspections.

Risks of Compliance with Safety Standards.    All children's products, including some mattresses, are subject to new consumer product safety standards. Compliance with these regulations may increase our product costs and may require modifications to our systems and operations.

The Consumer Product Safety Improvement Act (CPSIA) establishes new lead and phthalates content standards for certain children's products, including some mattresses. Portions of the CPSIA, including compliance with the component content standards became effective February 10, 2009. The Consumer Product Safety Commission has stayed the enforcement of the testing and certification requirements for the component testing and certification until February 10, 2010. Compliance with these regulations may increase our product costs and may require modifications to our systems and operations.

Risks of Seasonal Influences.    Our business is subject to seasonal influences and a substantial portion of our net sales is often realized in the last month or last few weeks of a quarter, due in part to our promotional schedule and commission structure. As our marketing expenditures are largely based on our expectations of future customer inquiries and net sales, and cannot be adjusted quickly, a failure to meet these expectations may harm our profitability and financial condition.

Our business is subject to some seasonal influences, with typically lower sales in the second quarter, and increased sales during selected holiday or promotional periods. Furthermore, a substantial portion of our sales is often realized in the last month or last few weeks of a quarter, due in part to our promotional schedule and commission structure. The level of our marketing and advertising expenses is based, in significant part, on our expectations of future customer inquiries and net sales and cannot be adjusted quickly. If there is a shortfall in expected net sales or in the conversion rate of customer inquiries, we may be unable to adjust our spending in a timely manner and our sales, profitability and financial condition may be harmed.

Product Returns and Warranty Claims.    Significant and unexpected return rates under our 30-night trial period, or significant and unexpected warranty claims under our 20-year limited warranty, could harm our sales, profitability and financial condition.

Part of our marketing and advertising strategy focuses on providing a 30-night trial in which customers may return their beds and obtain a refund of the purchase price if they are not fully satisfied with our product. Return rates may not remain within acceptable levels. An unexpected increase in return rates could harm our sales, profitability and financial condition. We also provide our customers with a 20-year limited warranty on our beds. We may receive significant and unexpected claims under these warranty obligations that could exceed our warranty reserves. Warranty claims in excess of our warranty reserves could harm our profitability and financial condition.

Exposure to Product Liability Claims.    We may face exposure to product liability claims.

We face an inherent business risk of exposure to product liability claims in the event that the use of any of our products is alleged to have resulted in personal injury or property damage. In the event that any of our products proves to be defective, we may be required to recall or redesign such products. In 2004 and in 2008, we experienced increased returns and adverse impacts on sales, as well as product liability litigation, as a result of media reports related to the alleged propensity of our products to develop mold. We may experience material increases in returns and material adverse impacts on sales or additional litigation in the event any similar media reports were to occur in the future. We maintain insurance against product liability claims, but such coverage may not continue to be available on terms acceptable to us and may not be adequate for liabilities actually incurred. A successful claim brought against us in excess of available insurance coverage, or any claim or product recall that results in significant adverse publicity against us, may have a material adverse effect on our business.

Protection of Our Intellectual Property.    If we are unable to protect our intellectual property, we may be unable to prevent other companies from using our technology in competitive products.

We own various U.S. and foreign patents and patent applications related to certain elements of the design and function of our beds and related products. We also own several registered and unregistered trademarks and trademark applications, including in particular our Select Comfort and Sleep Number trademarks, which we believe have significant value and are important to the marketing of our products to customers. In addition to patents and trademarks, we rely upon copyrights, trade secrets and other intellectual property rights and we have implemented several measures to protect our intellectual property and confidential information contained in our products, such as entering into assignment of invention and nondisclosure agreements with certain of our employees. Our ability to compete effectively with other companies depends, to a significant extent, upon our ability to maintain the proprietary nature of our owned intellectual property and confidential information. Our intellectual property rights may not provide substantial protection against infringement or piracy and may be circumvented by our competitors. Our protective measures may not protect our intellectual property rights or confidential information or prevent our competitors from developing and marketing products that are similar to or competitive with our beds or other products. In addition, the laws of some foreign countries may not protect our intellectual property rights and confidential information to the same extent as the laws of the United States. If we are unable to protect our intellectual property, we may be unable to prevent other companies from using our technology or trademarks in connection with competitive products, which could adversely affect our sales, profitability and financial condition.

Intellectual property litigation, which could result in substantial costs to us and the diversion of significant time and effort by our executive management, may be necessary to enforce our patents and trademarks and to protect our trade secrets and proprietary technology. We may not have the financial resources necessary to enforce or defend our intellectual property rights.

We are not aware of any material intellectual property infringement or invalidity claims that may be asserted against us, however, it is possible that third parties, including competitors, may successfully assert such claims. The cost of defending such claims, or any resulting liability, or any failure to obtain necessary licenses on reasonable terms, may adversely impact our sales, profitability and financial condition.

Dependence on Management and Other Key Employees.    The loss of the services of any members of our executive management team could adversely impact our ability to execute our business strategy and growth initiatives and could harm our business.

We are currently dependent upon the continued services, ability and experience of our executive management team, particularly William R. McLaughlin, our Chief Executive Officer. As a result of our recent operating challenges and cost restructuring initiatives our executive management and other key personnel have faced reduced staffing levels, increased workloads, and limitations on compensation and other employee benefits, all of which may have a negative impact on employee retention. The loss of the services of Mr. McLaughlin or any other member of our executive management team could have an adverse effect on our ability to execute our business strategy and growth initiatives and on our sales, profitability and financial condition. We do not maintain any key person life insurance on any members of our executive management team. Our future growth and success will also depend upon our ability to attract, retain, and motivate other qualified personnel.

Risks of International Distribution.    Through relationships with other parties, we distribute products in Canada and Australia, which presents some additional risks to our business.

To date, the vast majority of our sales have been made in the U.S. and we have sold only very minimal quantities of products in foreign jurisdictions. In late 2005 we began to distribute our products in Canada through an independent retailer. In late 2007 we entered into relationships with an Australian-based manufacturer and an Australian-based retailer to begin distribution of Sleep Number beds in Australia and New Zealand. Our lack of experience in international distribution presents some risks to our business, including without limitation the need to build awareness of our products and brand in new markets, the need to gain market acceptance for new products that represent a significant departure from traditional bedding products, logistical and systems complexities, different levels of protection of our intellectual property, language and cultural differences, the need to comply with additional and different regulatory requirements, foreign currency exchange risks, and political instability.

Although several members of our senior management team have significant experience in international distribution of consumer goods, as a company our experience in this area is limited. The current economic environment and its impact on our business has limited our ability to invest in our international infrastructure, which may adversely impact the sales and profitability of our international operations, as well as the timing of additional international expansion. If we are unable to achieve consumer awareness and market acceptance for our products in foreign jurisdictions, we may not be able to achieve sufficient sales and profitability in our international operations to justify the investment.

Risks of Terrorist Attacks.    Additional terrorist attacks in the United States or against U.S. targets, or acts of war or threats of war or the escalation of current hostilities involving the United States or its allies could adversely impact our sales, profitability, financial condition or stock price.

Additional terrorist attacks in the United States or against U.S. targets, or acts of war or threats of war or the escalation of current hostilities involving the United States or its allies, or military or trade disruptions impacting our domestic or foreign suppliers of components of our products, may adversely impact our operations, including, but not limited to, causing delays or losses in the delivery of merchandise to us and decreased sales of our products. These events could cause an increase in oil or other commodity prices, which could adversely affect our materials or transportation costs, including the costs of delivery of our products to customers. More generally, any of these events could adversely impact consumer confidence and spending or result in increased volatility in the U.S. and worldwide financial markets. These events also could cause, or deepen and prolong, an economic recession in the

United States or abroad. Any of these occurrences could have an adverse impact on our sales, profitability and financial condition, and may result in volatility of our stock price.

Risks of Pandemic.    An outbreak of H1N1 (Swine Flu), Avian Flu or a pandemic, or the threat of a pandemic, may adversely impact our ability to produce and deliver our products or may adversely impact consumer demand.

Concern has grown recently over the possibility of a significant or global outbreak of H1N1 (swine flu), avian flu or a similar pandemic. A significant outbreak of H1N1 (swine flu), avian flu, or a similar pandemic, or even a perceived threat of such an outbreak, could cause significant disruptions to our supply chain, manufacturing capability and distribution system that could adversely impact our ability to produce and deliver products, which could result in a loss of sales and adversely impact on our profitability and financial condition. Similarly, such events could adversely impact consumer confidence and consumer demand generally, which could adversely impact our sales, profitability and financial condition.

Risks Related to the Common Shares

Price Fluctuations.    The price of our common stock historically has experienced significant price fluctuations, which may make it difficult for you to resell the common stock.

The market price of our common stock historically has experienced and may continue to experience significant fluctuations similar to those experienced by the broader stock market in recent years. In addition, the price of our common stock may fluctuate significantly in response to various factors, including, but not limited to, variations in our annual or quarterly financial results; changes by financial research analysts in their estimates of our earnings or the earnings of our competitors; variations in consumer discretionary spending; and conditions in the economy in general or the mattress industry in particular, including increased competitive or pricing pressures in our industry.

NASDAQ Listing Requirements.    Failure to satisfy NASDAQ Global Select Market listing requirements may result in our common stock being removed from listing on the NASDAQ Global Select Market.

Our common stock is currently listed on the NASDAQ Global Select Market under the symbol "SCSS." For continued inclusion on the NASDAQ Global Select Market, we must generally maintain, among other requirements, either (a) shareholders' equity of at least $10 million, a minimum closing bid price of $1.00 per share and a market value of our public float of at least $5 million; or (b) market capitalization of at least $50 million, a minimum closing bid price of $1.00 per share and a market value of our public float of at least $15 million. Though we currently meet these requirements, we did not fully meet these requirements earlier in 2009. If we fail to meet these requirements for at least 30 consecutive trading days at any time in the future, our common stock could be at risk of being removed from listing on the NASDAQ Global Select Market. If our common stock were removed from listing on the NASDAQ Global Select Market, our common stock may be transferred to the NASDAQ Capital Market if we satisfy the listing criteria for the NASDAQ Capital Market, or trading of our common stock may be conducted in the over-the-counter market in the so-called "pink sheets" or, if available, the National Association of Securities Dealer's "Electronic Bulletin Board." Consequently, broker-dealers may be less willing or able to sell and/or make a market in our common stock, which may make it more difficult for shareholders to dispose of, or to obtain accurate quotations for the price of, our common stock. Removal of our common stock from listing on the NASDAQ Global Select Market may also make it more difficult for us to raise capital through the sale of our securities.

Dilution.    Investors in this offering will experience immediate and substantial dilution in net tangible shareholders' deficit per share. Also, if additional financing is required, you may suffer dilution of your investment. We may be required to seek to raise additional capital in the future through the issuance of equity securities, which may result in dilution to existing shareholders.

We have a net tangible shareholders' deficit, meaning that total liabilities and intangible assets exceed our tangible assets. The offering price of the common stock in this offering will be substantially higher than the net tangible shareholders' deficit per share of our outstanding common stock. If you purchase shares of our common stock, you will incur immediate and substantial dilution in the amount of $             per share. See the section entitled "Dilution" beginning on page S-26 of this prospectus supplement.

Our Credit Agreement requires us to raise a minimum of an additional $15 million in gross proceeds to the company through the sale of equity securities by March 31, 2010. Beyond the requirements of the Amended and Restated Credit Agreement, we may require additional capital to provide adequate liquidity to operate our business, respond to competitive pressures or take advantage of unanticipated opportunities. Our ability to obtain such capital, and the terms under which we may be able to obtain such capital, will depend in part upon prevailing capital market conditions, as well as the performance of our business. If additional capital is raised through the issuance of shares of our common stock or other equity securities, you may suffer additional dilution.

Presence of Large Shareholders.    A limited number of shareholders control a significant amount of the voting power of our common stock.

As of December 4, 2009, the four largest beneficial owners of our common stock, including Sterling, had beneficial ownership of approximately 37% of our common stock. As a result, these shareholders will be able to exercise significant influence over all matters requiring shareholder approval, including the election of directors, any amendments to our articles of incorporation and significant corporate transactions. These shareholders may exercise this influence even if they are opposed by our other shareholders. Without the consent or approval of these shareholders, we could be prevented from entering into transactions (including the acquisition of our company by third parties) that may be viewed as beneficial to us or our other shareholders. In addition, this significant concentration of stock ownership may adversely affect the trading price of our common stock if investors perceive disadvantages in owning stock in a company with significant minority shareholders.

Sales of Common Stock.    Sales of a substantial number of shares of our common stock in the public market, including the shares offered under this prospectus and under other registration statements, could lower our stock price and impair our ability to raise funds in new stock offerings.

If our shareholders sell substantial amounts of our common shares, the market price of our common shares could decrease. We have 50,109,309 common shares outstanding as of December 4, 2009. As of December 4, 2009, to our knowledge, the four largest beneficial owners of our common stock, including Sterling, had beneficial ownership of approximately 37% of our outstanding common stock. Except as described below with respect to Sterling, these shareholders are not subject to any restrictions on sales of our common stock.

We and Sterling have certain rights and obligations pursuant the registration rights agreement dated October 2, 2009. We currently maintain an effective registration statement covering the resale of all the common shares held by Sterling. As a part of our obligation to register the shares held by Sterling, Sterling agreed that it would refrain from selling, transferring or otherwise disposing of any of its common shares for a period of 30 days commencing on the date it receives notice that we are planning to sell shares of common stock in this offering. To the extent that Sterling exercises its preemptive right to purchase its pro rata share of the shares of common stock sold in this offering, those shares will not be subject to any restrictions on resale.

As of December 4, 2009, our officers and directors collectively hold, excluding options, approximately 4% of our outstanding common stock. All of these individuals have agreed to refrain from selling, transferring or otherwise disposing of their shares of our common stock, subject to certain customary exceptions, for a period of 90 days commencing on the date of this prospectus supplement.

We cannot predict the size of future issuances of common shares or the effect, if any, that future issuances and sales of common shares, including the shares offered under this registration statement, other registration statements, and shares available for resale under Rule 144 under the Securities Act, or the perception that such sales could occur, all of which may have an adverse impact on the market price of our common shares and or our ability to raise additional capital through the sale of equity securities. With any additional issuance of common shares, investors will suffer dilution and we may experience dilution in our earnings per share.

Limitations of Charter Provisions and Applicable Law.    Our charter and corporate documents and Minnesota law make a takeover of our company more difficult and expensive, which may prevent certain changes in control and limit the market price of our common stock.

Our charter and corporate documents and Minnesota law make a takeover of our company more difficult and expensive, which may prevent certain changes in control and limit the market price of our common stock. Our charter, bylaws, certain corporate documents and sections 671 and 673 of the Minnesota Business Corporation Act contain provisions that might enable our management to resist a takeover of our company. Provisions in our amended and restated articles of incorporation and amended and restated bylaws may discourage, delay or prevent a merger or acquisition involving us that our shareholders may consider favorable. For example, our amended and restated articles of incorporation authorize five million undesignated shares. Without shareholder approval, our board of directors has the authority to create a class or series of shares from the undesignated shares and to set the terms of the class or series, including voting and dividend rights. With these rights, it could be more difficult for a third party to acquire us. In addition, our amended and restated articles of incorporation provide for a staggered board of directors, with directors serving for three-year terms, with approximately one-third of the directors coming up for re-election each year. Having a staggered board will make it more difficult for a third party to obtain control of our board of directors through a proxy contest, which may be a necessary step in any acquisition of us that is not favored by our board of directors. In addition, we have entered into change in control agreements with certain of our executive officers which entitle these officers to certain benefits if they are terminated in connection with a change in control of our company. The existence of these provisions could discourage or prevent a change in control of our company, could make a change in control of our company more difficult and expensive and could limit the price that investors might be willing to pay in the future for shares of our common stock.

Lack of Dividend Income.    We do not intend to declare dividends on our common stock after this offering.

We currently intend to retain all of our future earnings, if any, to fund our operations and to finance the expansion and growth of our business and, therefore, do not anticipate declaring or paying cash dividends on our common stock in the foreseeable future. Any payment of cash dividends on our common stock will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs, outstanding indebtedness, plans for expansion, restrictions imposed by our lenders, if any, and other factors deemed relevant by our board of directors. Currently, our Credit Agreement restricts us from paying cash dividends, except under certain circumstances. Therefore, you should not expect to receive dividend income from shares of our common stock.

Uncertainties relating to Earnings Guidance.    Changes in general and industry economic trends and consumer confidence may result in unpredictable fluctuations in our results of operations. These factors as well as others that may cause our actual financial results to vary from any publicly disclosed earnings guidance and forecasts are outside of our control. Also, because we publish earnings guidance from time to time, our common stock may be subject to increased volatility and we may be subject to lawsuits by investors.

We publish earnings guidance from time to time, including most recently in our Form 10-Q for the quarter ended October 3, 2009. For a variety of reasons, our results of operations are difficult to predict and may vary significantly from quarter to quarter. Our ability to achieve forecasted results depends on a number of factors, including our assumptions regarding future performance, many of which are entirely outside of our control, such as changes in general and industry economic trends and consumer confidence. Due to the uncertainties relating to assumptions that management makes in calculating our expected financial results, actual results may vary from the guidance we provide investors and may vary materially. Investors are cautioned not to place undue reliance on our earnings guidance.

Our stock price may decline following an announcement of disappointing earnings or earnings guidance or if we revise our earnings guidance downward as the estimates and assumptions we make in calculating guidance become more certain. Also, some companies that have made downward revisions to their earnings guidance or did not meet the guidance provided have been subject to lawsuits by investors. Such lawsuits may have merit and result in adverse settlements or judgments. Even if such lawsuits are dismissed or have no merit, they may be costly and may divert management attention and other resources away from our business, which could harm our business and the price of our common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, any related free writing prospectuses that we may authorize to be provided to you, and the documents incorporated by reference herein contain or incorporate by reference certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus, any related free writing prospectuses that we may authorize to be provided to you, and the documents incorporated by reference herein that are not statements of historical fact may be deemed to be forward-looking statements, including, but not limited to, projections of revenues, results of operations, financial condition or other financial items; any statements of plans, strategies and objectives of management for future operations; any statements regarding proposed new products, services or developments; any statements regarding future economic conditions, prospects or performance; statements of belief and any statement or assumptions underlying any of the foregoing. We try to identify forward-looking statements by using words such as "may," "will," "should," "could," "expect," "anticipate," "believe," "estimate," "plan," "project," "predict," "intend," "potential," "continue" or the negative of these or similar terms.

Our forward-looking statements, including, but not limited to, our earnings guidance, speak only as of the date made, and by their nature involve substantial risks and uncertainties, including, among others, such factors as our ability to fund our operations through cash flow from operations or availability under our bank line of credit or other sources, and the cost of credit or other capital resources necessary to finance operations; the potential need to obtain additional capital through the issuance of debt or equity securities, which may significantly increase our costs or dilute our existing shareholders, and the risk that we may not be successful in obtaining additional capital that may be needed; the accuracy of management's assumptions concerning key financial, operational, market and economic metrics affecting our business and results of operations used in the preparation of our earnings guidance; current general and industry economic trends; consumer confidence; the effectiveness of our marketing messages; the efficiency of our advertising and promotional efforts; consumer acceptance of our products, product quality, innovation and brand image; availability of attractive and cost-effective consumer credit options; execution of our retail store distribution strategy, including our ability to cost-effectively close under-performing store locations; our dependence on significant suppliers, and our ability to maintain relationships with key suppliers, including several-sole source suppliers; the vulnerability of key suppliers to recessionary pressures, labor negotiations, liquidity concerns or other factors; rising commodity costs and other inflationary pressures; industry competition; our ability to continue to improve our product line; warranty expenses; risks of pending and potentially unforeseen litigation; increasing government regulations, including new flammability standards for the bedding industry and new safety standards for consumer products, which have or will add product cost pressures and have or will require implementation of systems and manufacturing process changes to ensure compliance; the adequacy of our management information systems to meet the evolving needs of our business and evolving regulatory standards applicable to data privacy and security; our ability to attract and retain senior leadership and other key employees, including qualified sales professionals; and uncertainties arising from global events, such as terrorist attacks or a pandemic outbreak, or the threat of such events. We refer you to the section entitled "Risk Factors" included elsewhere in this prospectus supplement and in the accompanying prospectus supplement and under similar sections in the documents we incorporate by reference into this prospectus supplement. Our actual results may differ materially depending on a variety of factors and these risks and uncertainties are not exclusive. Further information concerning the company and our business, including factors that potentially could materially affect our financial results or condition, may emerge from time to time, including factors that we may consider immaterial or do not anticipate at this time.

We wish to caution readers not to place undue reliance on any forward-looking statement and to recognize that forward-looking statements are predictions of future results, which may not occur as anticipated. We assume no obligation to update forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of              shares of our common stock in this offering (and assuming Sterling does not exercise it preemptive right to purchase              shares of our common stock) will be approximately $             , after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. If Sterling does exercise its preemptive right to purchase              shares of our common stock, we estimate the aggregate net proceeds to us will be $             .

Subject to the requirements described in this paragraph, we intend to use the net proceeds from this offering for working capital and other general corporate purposes. Under the terms of our Credit Agreement, we are required to apply a certain percentage of the net proceeds raised in one or more equity capital raise transactions completed by us subsequent to November 13, 2009 (each, an "Equity Raise Transaction" and collectively, the "Equity Raise Transactions") to pay down the outstanding indebtedness under the Credit Agreement. The percentage of net proceeds generated by Equity Raise Transactions that we must use to pay down outstanding indebtedness under the Credit Agreement is dependent upon the aggregate amount of gross proceeds generated by all such Equity Raise Transactions to any particular measurement date. We are required to apply to outstanding indebtedness under the Credit Agreement (a) one hundred percent of the net proceeds raised through Equity Raise Transactions, which generate the first $15 million in gross proceeds, (b) zero percent of the incremental net proceeds raised through Equity Raise Transactions, which generate the next $5 million of gross proceeds, and (c) fifty percent of the incremental net proceeds raised through Equity Raise Transactions, which generate any amount of gross proceeds thereafter. All such prepayments will correspondingly permanently reduce the available aggregate commitments under the Credit Agreement except that prepayments from the first $15 million in gross proceeds shall not result in a reduction in the aggregate commitments to less than $40 million if such proceeds are received prior to February 1, 2010 or to less than $35 million if received prior to April 1, 2010. Accordingly, we will have limited discretion and flexibility in applying the net proceeds from the sale of these securities.

Subject to the requirement of our Credit Agreement that we not maintain cash or cash equivalents in excess of $5 million, we intend to invest any remaining net proceeds in short-term, interest bearing, investment-grade marketable securities or money market obligations.

CAPITALIZATION

The following table presents our cash and cash equivalents and capitalization as of October 3, 2009, on a (i) historical basis; (ii) giving effect to Sterling's purchase of 4.5 million shares of our common stock ("the Sterling Transaction," see footnote 2 below); and (iii) on an as adjusted basis, to reflect the Sterling Transaction and the sale of shares hereby through the underwriter.

This table should be read in conjunction with, and is qualified in its entirety by reference to, our unaudited historical financial statements and the accompanying notes included in our Quarterly Reports on Form 10-Q for the quarter ended October 3, 2009, which are incorporated by reference herein.

	As of October 3, 2009
		As Adjusted
	Historical	Sterling Transaction(2)	Offering and Sterling Transaction(3)
	(Unaudited)
	(in thousands, except per share amounts)
Cash and cash equivalents(1)	$4,796	$4,796

Total indebtedness(4)	27,339	19,069
Shareholders' deficit:
Undesignated preferred stock; 5,000 shares authorized, no shares issued and outstanding	—	—		—
Common stock, $0.01 par value; 142,500 shares authorized, 45,589 shares issued and outstanding, 50,089 shares issued and outstanding, as adjusted for the Sterling Transaction and shares issued and outstanding, as adjusted for the Sterling Transaction and the sale of shares through the underwriter, respectively	456	501
Additional paid-in capital	7,048	15,273
Accumulated deficit	(46,254)	(46,254)

Total shareholders' deficit	(38,750)	(30,480)

Total capitalization	$(11,411)	$(11,411)	$

(1)
Under the terms of our Credit Agreement, we are prohibited from maintaining more than $5 million in cash and cash equivalents.

(2)
On November 13, 2009, we consummated the Sterling Transaction, including the issuance and sale to Sterling of 2,500,000 shares of the Company's common stock at a purchase price of $4.00 per share together with 2,000,000 warrants to purchase shares of the Company's common stock. The warrants had an exercise price of $0.01 per share of common stock and were exercised on November 23, 2009. The net proceeds from the sale of common stock under the Securities Purchase Agreement and the exercise of the warrants was $8.3 million.

(3)
Includes the Sterling Transaction and the sale of              shares hereby through the underwriter but does not include the possible sale of shares to Sterling pursuant to the exercise of its preemptive right to acquire              shares.

(4)
As of October 3, 2009, we had outstanding borrowings under our Credit Agreement of $26.3 million, outstanding letters of credit of $4.5 million, which are excluded from this table, and availability under our Credit Agreement of $19.2 million.

The information in the table above is based on 45,589,000 shares of our common stock outstanding as of October 3, 2009 and does not include:

    •
    3,335,000 shares of common stock issuable upon the exercise of options outstanding as of October 3, 2009, at a weighted average exercise price of $8.54 per share (including 30,854 shares of common stock that were issued upon the exercise of options from October 3, 2009 through December 4, 2009 and options to purchase 23,796 shares of common stock and 9,829 of restricted shares that were forfeited or expired subsequent to October 3, 2009); and

    •
    5,000 options granted under our 2004 Stock Incentive Plan from October 3, 2009 through December 4, 2009.

 DILUTION

Our net tangible shareholders' deficit on October 3, 2009, as adjusted for the Sterling Transaction, was approximately $(33.4) million, or $(0.67) per share of common stock. "Net tangible shareholders' deficit" is total assets minus the sum of liabilities and intangible assets. "Net tangible shareholders' deficit per share" is net tangible shareholders' deficit divided by the total number of shares of common stock outstanding. After giving effect to the sale of              shares of common stock offered by us in this offering through the underwriter at a price of $             per share, less the underwriting discounts and other expenses of this offering payable by us, our pro forma as adjusted net tangible shareholders' deficit on October 3, 2009, as adjusted for the Sterling Transaction, would have been approximately $              million, or $             per share of common stock. The following table illustrates the pro forma as adjusted decrease in net tangible shareholders' deficit of $             per share and the dilution (the difference between the offering price per share and pro forma net tangible shareholders' deficit per share) of $             per share to new investors in this offering (which for purposes of this table includes solely the sale of shares hereby through the underwriter):

Public offering price per share			$
Pro forma net tangible shareholders' deficit per share on October 3, 2009, as adjusted for Sterling Transaction		$(0.67)
Decrease in pro forma net tangible shareholders' deficit per share attributable to offering	$
Pro forma as adjusted net tangible shareholders' deficit per share on October 3, 2009, after giving effect to the Sterling Transaction and this offering	$

Dilution per share to new investors in this offering			$

The calculations above are based on 50,089,000 common shares outstanding at October 3, 2009, as adjusted for the Sterling Transaction and             common shares outstanding as of October 3, 2009, after giving effect to the sale of common stock offered herby through the underwriter (but not the possible sale of              shares offered hereby to Sterling pursuant to its preemptive right to purchase common stock) and do not include, as of that date:

    •
    3,335,000 shares of common stock issuable upon the exercise of options outstanding as of October 3, 2009, at a weighted average exercise price of $8.54 per share (including 30,854 shares of common stock that were issued upon the exercise of options from October 3, 2009 through December 4, 2009 and options to purchase 23,796 shares of common stock and 9,829 of restricted shares that were forfeited or expired subsequent to October 3, 2009); and

    •
    5,000 options granted under our 2004 Stock Incentive Plan from October 3, 2009 through December 4, 2009.

UNDERWRITING

We are offering             of the shares of our common stock described in this prospectus supplement through Piper Jaffray & Co. ("Piper Jaffray"). Piper Jaffray is acting as sole book-running manager for this offering. We have entered into a firm commitment underwriting agreement with Piper Jaffray. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to Piper Jaffray, and Piper Jaffray has agreed to purchase,              shares of our common stock offered by us in this offering.

The underwriter is committed to purchase all              shares of common stock offered by us to the public through the underwriter if it purchases any shares.

The underwriter proposes to offer              shares of our common stock directly to the public at the initial public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $             per share. After the offering, these figures may be changed by the underwriter.

The underwriting fee is equal to the public offering price per share of common stock less the amount paid by the underwriter to us per share of common stock. The following table shows the underwriting fees to be paid to Piper Jaffray in respect of the shares being sold through Piper Jaffray.

Paid by Us
Per Share	$
Total	$

We estimate that the total fees and expenses payable by us, excluding the underwriting discount, will be approximately $500,000, which includes $125,000 that we have agreed to reimburse Piper Jaffray for out-of-pocket expenses incurred in connection with the offering. This table does not include amounts payable to Piper Jaffray in respect of the sale of shares to Sterling by us in this offering for services previously rendered to us by Piper Jaffray as described below.

We have agreed to indemnify Piper Jaffray against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments that Piper Jaffray may be required to make in respect of those liabilities. We have also agreed to reimburse Piper Jaffray up to $125,000 for the expenses incurred by it in connection with this offering.

We and each of our directors and executive officers are subject to lock-up agreements pursuant to which we and they have agreed not to offer, sell, contract to sell, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase, lend, or otherwise transfer or dispose of, enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of, make any demand for, or exercise any right with respect to, the registration of, any shares of our common stock or other securities convertible into or exchangeable or exercisable for shares of our common stock owned by these persons prior to this offering, or publicly announce any intention to do any of the foregoing, for a period of 90 days after the date of this prospectus supplement. Transfers or dispositions can be made during the lock-up period in the case of bona fide gifts, by will or intestate succession or in the case of trusts or partnerships for the benefit of such director or executive officer or his or her immediate family, where any such transfer will not involve a disposition for value, the donee or transferee signs a lock-up agreement, and no filing by any party under Section 16(a) of the Exchange Act is required, in the case of a sale or an offer to purchase 100% of the outstanding common stock of the Company pursuant to a merger, tender offer or otherwise to a third party or third parties or with the prior written consent of Piper Jaffray or for purposes of the cashless exercise of stock options, or, in the case of certain executive officers, for the satisfaction of tax obligations on or after February 1, 2010 in connection with the exercise or vesting of stock options or equity awards. The lock-up agreements do not prohibit our directors and executive officers from acquiring options for shares or exercising outstanding options for shares of our common stock or converting any convertible securities into shares of our common stock, nor do they prevent us from selling shares of our common stock to Piper Jaffray pursuant to the underwriting agreement.

The 90-day lock-up period in all the lock-up agreements is subject to extension, subject to certain exceptions, if (i) during the last 17 days of the lock-up period we issue an earnings release or material news or a material event relating to us occurs or (ii) prior to the expiration of the lock-up period, we announce that we will release earnings results during the 16-day period beginning on the last day of the lock-up period, in which case the restrictions imposed in these lock-up agreements shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless the underwriter waives, in writing, such extension; provided, that if at the time of any such release or announcement, we qualify as a company with "actively traded securities" as defined in Rule 101(c)(1) of Regulation M under the Exchange Act, clauses (i) and (ii) shall not apply.

Our shares are listed on the Nasdaq Global Select Market under the symbol "SCSS."

To facilitate the offering, Piper Jaffray may engage in transactions that stabilize, maintain, or otherwise affect the price of the common stock during and after the offering. Specifically, Piper Jaffray may over-allot or otherwise create a short position in the common stock for its own account by selling more shares of common stock than we have sold to it. Short sales involve the sale by Piper Jaffray of a greater number of shares than it is required to purchase in the offering. Piper Jaffray may close out any short position by purchasing shares in the open market.

Piper Jaffray may also stabilize or maintain the price of the common stock by bidding for or purchasing shares of common stock in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if shares of common stock previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the common stock at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the common stock to the extent that it discourages resales of the common stock. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the Nasdaq Global Select Market or otherwise and, if commenced, may be discontinued at any time. Piper Jaffray may also engage in passive market-making transactions in our common stock. Passive market-making consists of displaying bids on the Nasdaq Global Select Market limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market-making may stabilize the market price of the common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

This prospectus supplement in electronic format may be made available on the websites maintained by Piper Jaffray and Piper Jaffray may distribute prospectuses and prospectus supplements electronically.

Piper Jaffray has in the past performed financial advisory and related services for us and was paid customary fees, and was reimbursed for certain customary expenses. Pursuant to the terms of agreements relating to, and in consideration of, these past services, we would be obligated to pay Piper Jaffray a fee equal to the underwriting discount per share described above in the event Sterling purchases the              shares of common stock offered directly by us hereby to Sterling, which amount would aggregate $             . Pursuant to the terms of these same agreements, Piper Jaffray would be entitled to compensation for past services in certain future events involving transactions between us and persons with whom Piper Jaffray had contact on our behalf while engaged for these services.

From time to time in the ordinary course of their respective businesses, Piper Jaffray and certain of its affiliates may in the future engage in investment banking transactions with, or provide financial advisory services to, us and our affiliates.

Selling Restrictions

No action may be taken in any jurisdiction other than the United States that would permit a public offering of our shares or the possession, circulation or distribution of this prospectus supplement in any jurisdiction where action for that purpose is required. Accordingly, the shares may not be offered or sold, directly or indirectly, and neither the prospectus supplement nor any other offering material or advertisements in connection with the offering of our shares may be distributed or published, in or from any country or jurisdiction except under circumstances that will result in compliance with any applicable rules and regulations of any such country or jurisdiction.

Hong Kong

Our common stock may not be offered or sold by means of any document other than: (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), (ii) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance. No advertisement, invitation or other document relating our common stock may be issued, whether in Hong Kong or elsewhere, where such document is directed at, or the contents are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the laws of Hong Kong), other than with respect to such common stock that is intended to be disposed of only to persons outside of Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules thereunder.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Oppenheimer Wolff & Donnelly LLP, Minneapolis, Minnesota. Certain legal matters will be passed upon for the underwriter by Faegre & Benson LLP, Minneapolis, Minnesota.

EXPERTS

The consolidated financial statements and financial statement schedule of Select Comfort Corporation and subsidiaries as of January 3, 2009 and December 29, 2007, and for each of the fiscal years in the three-year period ended January 3, 2009, and management's assessment of the effectiveness of internal control over financial reporting as of January 3, 2009 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the January 3, 2009 consolidated financial statements contains an explanatory paragraph that states that the Company's losses from operations and inability to generate sufficient cash flow to meet obligations and sustain operations raises substantial doubt about its ability to continue as a going concern. The consolidated financial statements and financial statement schedule do not include any adjustments that might result from the outcome of that uncertainty.

 WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and its rules and regulations. The Exchange Act requires us to file reports, proxy statements and other information with the SEC. Copies of our reports, proxy statements and other information can be read and copied at:

  SEC Public Reference Room
  100 F Street NE
  Washington, D.C. 20549

Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a Web site that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC. These materials may be obtained electronically by accessing the SEC's home page at http://www.sec.gov.

Our corporate Internet Web site is http://www.selectcomfort.com. Through a link to a third-party content provider, our corporate Web site provides free access to our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after electronic filing with the SEC. These documents are posted on our Web site at http://www.selectcomfort.com — select the "About Select Comfort" link and then the "SEC Filings" link. The information contained on our Web site or connected to our Web site is not incorporated by reference into this prospectus and should not be considered part of this prospectus.

We also make available, free of charge on our Web site, the charters of the Audit Committee, Management Development and Compensation Committee, Corporate Governance and Nominating Committee and Finance Committee, as well as the Corporate Governance Principles, Code of Business Conduct and Stock Ownership Guidelines. These documents are posted on our Web site at http://www.selectcomfort.com — select the "About Select Comfort" link and then the "Corporate Governance" link.

Copies of any of the above referenced information will also be made available, free of charge, upon written request to:

  Select Comfort Corporation
  Investor Relations Department
  9800 59th Avenue North
  Plymouth, Minnesota 55442

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus supplement the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement. Some information contained in this prospectus supplement updates the information incorporated by reference, and information that we subsequently file with the SEC will automatically update this prospectus supplement. In other words, in the case of conflict or inconsistency between the information set forth in this prospectus supplement and/or information incorporated by reference into this prospectus supplement, you should rely on the information that was filed later. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act until the termination of the offering. The documents we have incorporated by reference are:

    •
    Annual Report on Form 10-K for the year ended January 3, 2009, as amended by Form 10-K/A for the year ended January 3, 2009 filed with SEC on May 4, 2009;

    •
    Definitive Proxy Statement on Schedule 14A filed with the SEC on November 2, 2009;

    •
    Quarterly Reports on Form 10-Q for the quarters ended April 4, 2009, July 4, 2009, and October 3, 2009;

    •
    Current Reports on Form 8-K filed on January 8, 2009, January 22, 2009, February 5, 2009, March 2, 2009, April 3, 2009, April 23, 2009, May 14, 2009, May 26, 2009, August 11, 2009, August 20, 2009, August 21, 2009, September 3, 2009, September 8, 2009, September 9, 2009, September 18, 2009, September 24, 2009, October 1, 2009, October 2, 2009, October 5, 2009, October 16, 2009, October 27, 2009, October 29, 2009, and November 16, 2009; and

    •
    the description of our common stock contained in our registration statement on Form 8-A and any amendments or reports filed for the purpose of updating such description.

Notwithstanding the above, information that is "furnished" to the SEC shall not be incorporated by reference or deemed to be incorporated by reference into this prospectus supplement or the related registration statement.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus supplement, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests may be made in writing or by telephoning: the Company's Secretary at Select Comfort Corporation, 9800 59th Avenue North, Minneapolis, MN 55442, (763) 551-7000.

You should read the information in this prospectus supplement and the accompanying prospectus together with the information in the documents incorporated by reference herein.

$50,000,000

Common Stock

Preferred Stock

Warrants

Subscription Rights

Units

9800 59th Avenue North
Minneapolis, Minnesota 55442
(763) 551-7000

        We may offer from time to time:

  •
  Shares of our common stock, par value $0.01 per share;

  •
  Shares of our preferred stock; par value $0.01 per share;

  •
  Warrants to purchase any of the other securities that may be sold under this prospectus;

  •
  Subscription rights;

  •
  Any combination of these securities; or

  •
  Units.

        The securities we offer will have an aggregate public offering price of up to $50 million. We will provide the specific terms of any offering, including the price to the public of the securities, in supplements to this prospectus. These securities may be offered separately or together in any combination and as separate series. You should read this prospectus and any applicable prospectus supplement and free writing prospectus carefully before you invest in our securities.

        We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution." We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds, if applicable, from the sale of securities also will be set forth in the applicable prospectus supplement. The prospectus supplement will also contain more specific information about the offering.

        Shares of our common stock are traded on the NASDAQ Global Select Market under the symbol "SCSS." On November 5, 2009, the closing sale price for our common stock was $5.79 per share.

        You should carefully consider the risk factors beginning on page 2 of this prospectus before you make an investment in our securities.

        This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 16, 2009.

        In this prospectus, "Select Comfort," "Company," "we," "us," and "our" refer to Select Comfort Corporation, including consolidated subsidiaries.

        You should rely only on information contained or incorporated by reference in this prospectus. We have not authorized any person to provide you with information that differs from what is contained or incorporated by reference in this prospectus. If any person does provide you with information that differs from what is contained or incorporated by reference in this prospectus, you should not rely on it. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates, or an offer of solicitation in any jurisdiction where offers or sales are not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, even though this prospectus may be delivered or shares may be sold under this prospectus on a later date. Our business, financial condition, results of operation and prospects may have changed since those dates.

i

PROSPECTUS SUMMARY

About this Prospectus

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under the shelf registration process, we may from time to time, offer and sell to the public any or all of the securities described in the registration statement in one or more offerings up to a total dollar amount of $50 million.

        This prospectus provides you with a general description of the securities we may offer. Each time securities are offered, we will provide a prospectus supplement that will describe the specific amounts, prices, and terms of the securities we offer. The prospectus supplement will contain more specific information about the offering. The prospectus supplement also may add, update, or change information contained in this prospectus. This prospectus, together with applicable prospectus supplements, includes all material information relating to this offering. If there is any inconsistency between the information in this prospectus and the information in the accompanying prospectus supplement, you should rely on the information in the prospectus supplement. Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under the section entitled "Incorporation of Certain Documents by Reference."

        We may sell the securities to or through underwriters, dealers, or agents or directly to purchasers. We and our agents reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. A prospectus supplement, which we will provide each time securities are offered, will provide the names of any underwriters, dealers or agents involved in the sale of the securities, and any applicable fee, commission, or discount arrangements with them.

Select Comfort Corporation

        Select Comfort Corporation was founded as a Minnesota-based corporation in 1987 by an entrepreneur who developed and manufactured adjustable firmness mattresses after considering other alternatives such as innerspring and water mattresses. Select Comfort has evolved from a specialty, niche direct marketer, to a nationwide multi-channel business with fiscal 2008 net sales of $609 million.

        Our principal business is to develop, manufacture, market, and distribute premium quality, adjustable-firmness beds and other sleep-related accessory products. The air-chamber technology of our proprietary Sleep Number bed allows adjustable firmness on each side of the mattress and provides a sleep surface that is clinically proven to provide better sleep quality and greater relief of back pain compared to traditional mattress products. In addition, we market and sell accessories and other sleep-related products which focus on providing personalized comfort to complement the Sleep Number bed and provide a better night's sleep to the consumer. We have a mission-driven culture focused on serving the needs of our customers. Our mission is to improve people's lives through better sleep. Our goal is to educate our consumers on the importance of a better night's sleep and the unique benefits of our products.

RISK FACTORS

        An investment in our securities is risky. Prior to making a decision about investing in our securities, you should carefully consider the specific risks discussed in our other filings with the SEC, including, but not limited to, our Annual Report on Form 10-K for the fiscal year ended January 3, 2009 and our Quarterly Reports on Form 10-Q for the fiscal quarters ended April 4, 2009 and July 4, 2009, which are incorporated by reference in this prospectus, together with all of the other information contained in this prospectus, any applicable prospectus supplement, or otherwise incorporated by reference in this prospectus. The risks and uncertainties described in our SEC filings are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of the risks or uncertainties described in the applicable prospectus supplement or our SEC filings or any such additional risks and uncertainties actually occur, our business, results of operations, cash flows and financial condition could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you might lose all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains or incorporates by reference certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained in or incorporated by reference into this prospectus that are not statements of historical fact may be deemed to be forward-looking statements, including but not limited to projections of revenues, results of operations, financial condition or other financial items; any statements of plans, strategies and objectives of management for future operations; any statements regarding proposed new products, services or developments; any statements regarding future economic conditions, prospects or performance; statements of belief and any statement or assumptions underlying any of the foregoing. We try to identify forward-looking statements in this report and elsewhere by using words such as "may," "will," "should," "could," "expect," "anticipate," "believe," "estimate," "plan," "project," "predict," "intend," "potential," "continue" or the negative of these or similar terms.

        Our forward-looking statements speak only as of the date made and by their nature involve substantial risks and uncertainties, including, among others, such factors as our ability to fund our operations through cash flow from operations or availability under our bank line of credit or other sources, and the cost of credit or other capital resources necessary to finance operations; the risk of non-compliance with financial covenants under our bank line of credit and the risk that we may not be successful in obtaining continuing waivers or other financial accommodations from our lenders; the potential need to obtain additional capital through the issuance of debt or equity securities, which may significantly increase our costs or dilute our existing shareholders, and the risk that we may not be successful in obtaining additional capital that may be needed; current general and industry economic trends; consumer confidence; the effectiveness of our marketing messages; the efficiency of our advertising and promotional efforts; consumer acceptance of our products, product quality, innovation and brand image; availability of attractive and cost-effective consumer credit options; execution of our retail store distribution strategy, including our ability to cost-effectively close under-performing store locations; our dependence on significant suppliers, and our ability to maintain relationships with key suppliers, including several-sole source suppliers; the vulnerability of key suppliers to recessionary pressures, labor negotiations, liquidity concerns or other factors; rising commodity costs and other inflationary pressures; industry competition; our ability to continue to improve our product line; warranty expenses; risks of pending and potentially unforeseen litigation; increasing government regulations, including new flammability standards for the bedding industry and new safety standards for consumer products, which have or will add product cost pressures and have or will require implementation of systems and manufacturing process changes to ensure compliance; the adequacy of our management information systems to meet the evolving needs of our business and evolving regulatory standards applicable to data privacy and security; our ability to attract and retain senior leadership and other key employees, including qualified sales professionals; and uncertainties arising from global events, such as terrorist attacks or a pandemic outbreak, or the threat of such events. We refer you to the section entitled "Risk Factors" included elsewhere in this prospectus and in the accompanying prospectus supplement and under similar sections in the documents we incorporate by reference into this prospectus. Our actual results may differ materially depending on a variety of factors and these risks and uncertainties are not exclusive. Further information concerning the company and our business, including factors that potentially could materially affect our financial results or condition, may emerge from time to time, including factors that we may consider immaterial or do not anticipate at this time.

        We wish to caution readers not to place undue reliance on any forward-looking statement and to recognize that forward-looking statements are predictions of future results, which may not occur as anticipated. We assume no obligation to update forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements. We advise you, however, to consult any further disclosures we make on related subjects in our Annual Report on Form 10-K, in our quarterly reports on Form 10-Q, and current reports on Form 8-K that we file with or furnish to the Securities and Exchange Commission.

USE OF PROCEEDS

        Unless we otherwise indicate in the applicable prospectus supplement, we intend to use the net proceeds from any sale of securities by us for working capital and other general corporate purposes. Under the terms of our existing senior credit agreement dated June 9, 2006, as previously amended, including most recently as of September 22, 2009 (the "Senior Credit Facility"), we are required to apply fifty percent of the net proceeds of any equity capital raising transaction to pay down the outstanding indebtedness under the Senior Credit Facility unless such requirement is amended or waived by the senior lenders. Accordingly, we will have limited discretion and flexibility in applying the net proceeds from the sale of these securities. In the event the fifty percent application requirement is amended or waived, or if we wish to pay down the amount outstanding under the Senior Credit Facility at a percentage higher than the then required percentage of the net proceeds received pursuant to any specific equity offering, we will disclose the same in future prospectus supplements.

        Pending use of the net proceeds as described above, we intend to invest the net proceeds in short-term, interest bearing, investment-grade marketable securities or money market obligations. We may also set forth additional information on the use of net proceeds from the sale of securities we offer under this prospectus, including the interest rate and maturity date of any indebtedness to be repaid with such proceeds, in a prospectus supplement relating to any specific offering.

GENERAL DESCRIPTION OF SECURITIES THAT WE MAY SELL

        We may offer and sell, at any time and from time to time:

  •
  Shares of our common stock, par value $0.01 per share;

  •
  Shares of our preferred stock, par value $0.01 per share;

  •
  Warrants to purchase any of the other securities that may be sold under this prospectus;

  •
  Subscription rights;

  •
  Any combination of these securities; or

  •
  Units.

        The terms of any securities offered will be determined at the time of sale. When particular securities are offered, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the offered securities.

 DESCRIPTION OF CAPITAL STOCK

        The following description is a summary of the material terms of our capital stock. We encourage you to read our Third Restated Articles of Incorporation, as amended ("Third Restated Articles of Incorporation") and Amended and Restated Bylaws ("Restated Bylaws"), which are included as exhibits to the registration statement of which this prospectus forms a part.

Authorized and Outstanding Shares

        Our authorized capital stock consists of 142,500,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share.

        As of October 2, 2009, there were 45,583,724 shares of our common stock outstanding, which were held by 854 shareholders of record.

Common Stock

        Holders of shares of our common stock are entitled to one vote for each share held of record on all matters on which shareholders are entitled or permitted to vote. Our Third Restated Articles of Incorporation and Restated Bylaws provide that, except where a different vote is expressly required either by statute or the Third Restated Articles of Incorporation, the affirmative vote of the holders of a majority of the voting power of the shares of capital stock represented and entitled to vote at a duly held meeting at which a quorum is present is required for an action of the shareholders.

        Our Third Restated Articles of Incorporation expressly require the affirmative vote of no less than two-thirds of the outstanding voting power entitled to vote for approval of certain actions, such as a merger, a consolidation, a sale or exchange of all or a substantial part of our assets, an issuance of our securities in exchange or payment for the assets, properties, or securities of any other corporation, or for a merger of any subsidiary whose stock is more than 80% owned by the Company; provided, however, that a two-thirds vote shall not be required for any plan of merger or consolidation, sale or exchange of assets, or issuance or delivery of stock or other securities that was either unconditionally approved by at least two-thirds of the directors, or that is solely between the Company and another corporation of which we, directly or indirectly, own 50% or more of the voting stock. There is no cumulative voting for the election of directors. Upon liquidation, our creditors will be paid before any distribution of holders of our common stock. The holders of our common stock would be entitled to receive a pro rata amount per share of any excess distribution. Holders of common stock have no preemptive rights in any future issuance of stock by the Company. There are no conversion rights, redemption rights, sinking fund provisions or fixed dividend rights with respect to the common stock. All outstanding shares of our common stock are fully paid and nonassessable.

Preferred Stock

        Our Third Restated Articles of Incorporation empowers our board of directors to issue up to 5,000,000 shares of preferred stock from time to time in one or more series. For each series, the board of directors must fix, prior to the issuance of any shares of preferred stock, a distinctive designation or title, the number of shares in each series, the voting powers (full, limited or no voting powers), the preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of the preferred shares being issued. Terms selected could decrease the amount of earnings and assets available for distribution to holders of common stock or adversely affect the rights and powers, including voting rights, of the holders of our common stock without any further vote or action by the shareholders. The rights of holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred shares that may be issued in the future. Additionally, the issuance of shares of preferred stock may have the effect of decreasing the market price of the common stock and may adversely affect the voting and other rights of the holders of common stock. Although there are no shares of preferred stock currently outstanding and we have no present intention to issue any shares of preferred stock, any issuance could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock.

Agreements with Sterling Partners

        Securities Purchase Agreement.    On October 2, 2009, we entered into a Securities Purchase Agreement with Sterling SC Investor,  LLC, a Delaware limited liability company, and guaranteed by Sterling Capital Partners III, L.P., a Delaware limited partnership. Pursuant to the terms of the securities purchase agreement, either we or Sterling may cause the Company to issue Sterling 2,500,000 shares of our common stock at a purchase price of $4.00 per share, together with 2,000,000 warrants to purchase shares of our common stock. The warrants have an exercise price of $0.01 per share and have a term of five years. Sterling's right to close under the securities purchase agreement is effective upon signing and continues through June 30, 2010. Our right to close under the securities purchase agreement is effective upon securing an amendment to our current credit agreement with our lenders that is reasonably acceptable to Sterling. Such right expires on March 31, 2010. In connection with the signing of the securities purchase agreement, we paid $1,750,000 to Sterling to reimburse Sterling for its out-of-pocket expenses under the prior securities purchase agreement and new securities purchase agreement. With the close of the investment and exercise of the warrants, Sterling Partners will own approximately 8.9 percent of our common stock.

        Preemptive Rights.    Sterling has preemptive rights under the securities purchase agreement to participate in future equity issuances by us, subject to certain exceptions, so as to maintain its then-current percentage ownership of our capital stock. We are obligated to offer Sterling its pro rata share of the number of shares being offered in such offering, based on its beneficial ownership which includes the shares and warrants issuable under the securities purchase agreement. The provisions of the securities purchase agreement relating to preemptive rights will terminate on June 30, 2010 and are not effective unless Sterling and its affiliates own at least five percent of all the outstanding shares of our common stock.

        Standstill Provisions.    Sterling is subject to standstill provisions restricting its ability to purchase or otherwise acquire additional shares of common stock from third parties to an amount that would result in its ownership of our common stock exceeding 20% of the total number of shares outstanding. Sterling is also prohibited from directly or indirectly acquiring any interest in our debt securities. In addition, subject to certain exceptions, Sterling has agreed, among other things, that it will not, and will cause its affiliates not to, without our approval, directly or indirectly:

  •
  solicit proxies to vote any of our voting securities or any voting securities of our subsidiaries;

  •
  submit to our board of directors a written proposal for any merger, recapitalization, reorganization, business combination or other extraordinary transaction involving an acquisition of us or any of our subsidiaries or any of our or our subsidiaries' securities or assets by Sterling and its affiliates;

  •
  enter into discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing; or

  •
  request us or any of our representatives, directly or indirectly, to amend or waive any of these standstill provisions.

        The standstill provisions of the securities purchase agreement will terminate on October 1, 2011.

        Registration Rights.    Concurrently with the execution of the securities purchase agreement, we entered into a registration rights agreement with Sterling, pursuant which we agreed to use commercially reasonable efforts to file with the SEC, and to cause to be declared effective under the

Securities Act, a shelf registration statement for resale, from time to time by Sterling, of shares of our common stock, held by Sterling immediately after the closing under the securities purchase agreement, including shares issuable upon exercise of the warrants and any securities issued as a result of stock splits, stock dividends or similar transactions.

        Under the registration rights agreement, with respect to any applicable selling shareholder, we are required to use commercially reasonable efforts to keep the shelf registration statement continuously effective (subject to certain permitted suspension and black out periods) until the first date on which such selling shareholder no longer owns any registrable securities, is eligible to sell such securities pursuant to Rule 144 under the Securities Act without limitation on volume or manner of sale, or the date on which we terminate the registration of our common stock under Section 12 of the Securities Act of 1933.

        Under the registration rights agreement, until the earlier of six months after a closing date under the securities purchase agreement or we close a qualified transaction (which includes a sale of at least five percent of any class of the Company's outstanding capital stock), Sterling agreed that it will not, in any one trading day, sell registrable securities that represent more than ten percent of our average daily trading volume. We also agreed that if Sterling desires to execute a block trade for more than 5,000 shares of our common stock, and such block trade would otherwise exceed ten percent of our average daily trading volume, we have a right to approve any such block trade, which approval shall not be unreasonably withheld.

        In addition, we have agreed to pay the filing fees, fees and expenses of compliance with securities or blue sky laws, FINRA fees, listing application fees, printing expenses, transfer agent's and registrar's fees, costs of distributing prospectuses and supplements thereto, and fees and expenses of our counsel, accountants and other professionals retained by us, together with the reasonable documented fees and expenses of one counsel for Sterling, not to exceed $50,000. We have not agreed to pay for any underwriting discounts or commissions attributable to sales by Sterling.

        Term Sheet for Backstop of Possible Rights Offering.    In connection with the execution of the securities purchase agreement, we and Sterling agreed that if we undertake a registered offering of rights to subscribe for shares of our common stock (which determination is in the sole discretion of our board of directors), both parties will use commercially reasonable efforts to enter into a backstop agreement with respect to such offering. The registered rights offering, if undertaken, must be completed within six months of October 2, 2009 and in no event would Sterling's total investment in any rights offering exceed $5,000,000 without Sterling's consent.

POTENTIAL ANTI-TAKEOVER EFFECT OF MINNESOTA LAW, OUR THIRD RESTATED
ARTICLES OF INCORPORATION AND RESTATED BYLAWS

        We are subject to the provisions of sections 302A.671 and 302A.673 of the Minnesota Business Corporation Act. These anti-takeover provisions may eventually operate to deny our shareholders the receipt of a premium on their capital stock. In general, section 302A.671 provides that the shares of a corporation acquired in a "control share acquisition" have no voting rights unless voting rights are approved by the shareholders in a prescribed manner. A "control share acquisition" is defined as an acquisition of beneficial ownership of shares that would, when added to all other shares beneficially owned by the acquiring person, entitle the acquiring person to have voting power of 20% or more in the election of directors. Section 302A.673 prohibits a public corporation from engaging in a "business combination" with an "interested shareholder" for a period of four years after the date of the transaction in which the person became an interested shareholder, unless the business combination is approved in a prescribed manner. A "business combination" includes mergers, asset sales and other transactions. An "interested shareholder" is a person who is the beneficial owner of 10% or more of the corporation's voting stock. Reference is made to the detailed terms of sections 302A.671 and 302A.673 of the Minnesota Business Corporation Act.

        Certain provisions of our Third Restated Articles of Incorporation and Restated Bylaws could make the acquisition of us through a tender offer, proxy contest or other means, or the removal of incumbent officers and directors, more difficult. These provisions may discourage certain types of coercive takeover practices and takeover bids and encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of retaining the ability to negotiate with a proponent of an unfriendly or unsolicited proposal outweigh the potential disadvantages of discouraging such a proposal. These provisions may make it more difficult for shareholders to take specific corporate actions and could have the effect of delaying or preventing a change in our control.

        In particular, our Third Restated Articles of Incorporation or Restated Bylaws provide for the following:

        Staggered Board of Directors and Number of Directors.    Our board of directors is divided into three classes of the same or nearly the same number of directors serving staggered three-year terms, which means that only one class of directors may be elected at a particular shareholders meeting. As a result, this provision makes it more difficult to replace incumbent directors and may discourage a potential acquirer from seeking to attempt to take control of us through a merger, tender offer, proxy contest or other means.

        Advance Notice Procedures.    Our Restated Bylaws require advance written notice to our company of shareholder-proposed business or of a shareholder's intention to make a nomination for director at an annual meeting of shareholders. They also limit the business which may be conducted at any special meeting of shareholders to business brought by the board of directors.

        Specifically, the Restated Bylaws provide that business may be brought before an annual meeting by a shareholder only if the shareholder provides written notice to the Secretary of our company not less than 120 days prior to the first anniversary of the date that we first released or mailed our proxy materials to shareholders in connection with the preceding year's annual meeting. In the event, however, that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary of the preceding year's annual meeting date, notice by the shareholder to be timely must be so delivered not later than the close of business on the later of the 120th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

        A shareholder's notice must set forth:

  •
  A description of the proposed business and the reasons for it,

  •
  The name and address of the shareholder making the proposal,

  •
  The class and number of shares of common stock owned by the shareholder, and

  •
  A description of any material interest of the shareholder in the proposed business.

        Our Restated Bylaws also provide that a shareholder may nominate a director at an annual meeting only after providing advance written notice to the Secretary of our company within the time limits described above. The shareholder's notice must set forth, as to each person whom the shareholder proposes to nominate for election as a director:

  •
  the name, age, business address and residence address of the nominee,

  •
  the principal occupation or employment of the nominee,

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  the class and number of shares of our capital stock that are beneficially owned by the nominee,

  •
  any other information concerning the nominee that would be required under the rules of the SEC in a proxy statement soliciting proxies for the election of the nominee, and

  •
  the signed consent of the nominee to serve as one of our directors, if elected.

The notice must also set forth the name and record address of the shareholder making the nomination and the class and number of shares of common stock owned by that shareholder.

        Only such business shall be conducted at an annual or regular meeting as shall have been brought before the meeting in accordance with the procedures set forth above. Additionally, only such business shall be conducted at a special meeting as is provided in the company's notice of the special meeting. As a result, our Restated Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from proposing business, conducting a solicitation of proxies to elect the acquirer's own slate of directors or otherwise attempting to obtain control of us if the acquirer is unable comply with these procedures.

        Undesignated Preferred Stock.    Our board of directors has the authority, without further vote or action by our shareholders, to fix a designation or title for each series of shares from our authorized shares of undesignated preferred stock and the voting powers, the preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of the series of preferred stock designated by the board of directors. The board of directors could designate a series of preferred stock with the ability to vote as a separate class to approve certain mergers with or business combinations by our company. Additionally, the issuance of new series of preferred stock having general voting rights to persons friendly to the board of directors could make it more difficult to remove incumbent management and directors from office. As a result, the existence of undesignated preferred stock may encourage potential acquirers to negotiate with our board of directors and discourage an unwanted hostile takeover attempt.

Listing

        Shares of our common stock are traded on the NASDAQ Global Select Market under the trading symbol "SCSS."

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Wells Fargo Bank N.A. The transfer agent's address is 161 North Concord Exchange, South St. Paul, MN 55075 and the telephone number is 888-622-6757.

DESCRIPTION OF WARRANTS

        The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer and sell under this prospectus and any related warrant agreements and warrant certificates. While the terms we have summarized below will apply generally to any warrants offered, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement, which may differ from the terms we describe below.

General

        We may issue, and we may offer and sell, together with other securities or separately, warrants to purchase our preferred stock, common stock and/or units. Warrants may be issued directly to the purchasers of the warrants or under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the applicable prospectus supplement. A warrant agent will act solely as our agent in connection with the warrants of the series being offered and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

        The prospectus supplement will describe, among other things, the following terms, where applicable, of warrants that we may offer:

  •
  the title of the warrants;

  •
  the designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of such warrants;

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  the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;

  •
  the price or prices at which the warrants will be issued;

  •
  the aggregate number of warrants;

  •
  any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants;

  •
  the price or prices at which the securities purchasable upon exercise of the warrants may be purchased, including provisions for adjustment of the exercise price of the warrant;

  •
  if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

  •
  if applicable, a discussion of the material U.S. federal income tax considerations applicable to the exercise of the warrants;

  •
  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

  •
  the date on which the right to exercise the warrants shall commence, and the date on which the right shall expire; and

  •
  the maximum or minimum number of warrants which may be exercised at any time.

        Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

        Each warrant will entitle the holder thereof to purchase for cash the number of shares of preferred stock, common stock and/or units at the exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

        Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Enforceability of Rights of Holders of Warrants

        Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in the case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, that holder's warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

General

        We may issue subscription rights to purchase common stock, preferred stock, warrants and/or units. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our shareholders, we may enter into a standby underwriting or purchase arrangements with one or more underwriters or third parties pursuant to which such underwriters or third parties will purchase any offered securities remaining unsubscribed after such subscription rights offering. In connection with a subscription rights offering to our shareholders, we will distribute certificates evidencing the subscription rights and a prospectus supplement to our shareholders on the record date that we set for receiving subscription rights in such subscription rights offering.

        The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:

  •
  the title of such subscription rights,

  •
  the securities for which such subscription rights are exercisable,

  •
  the exercise price for such subscription rights,

  •
  the number of such subscription rights issued to each shareholder,

  •
  the extent to which such subscription rights are transferable,

  •
  if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of such subscription rights,

  •
  the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension),

  •
  the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities,

  •
  if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering, and

  •
  any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.

Exercise of Subscription Rights

        Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of shares of common stock, preferred stock, warrants and/or units or any combination thereof, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

        Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the shares of common stock, preferred stock, warrants and/or units purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

        We may issue, in one more series, units consisting of common stock, preferred stock, subscription rights and/or warrants for the purchase of common stock and/or preferred stock in any combination. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

        We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

        Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

        We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

  •
  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

  •
  any provisions of the governing unit agreement that differ from those described below; and

  •
  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

        The provisions described in this section, as well as those described under "Description of Capital Stock," and "Description of Warrants" will apply to each unit and to any common stock, preferred stock or warrant included in each unit, respectively.

Issuance in Series

        We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

        Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

        We, and any unit agent and any of their agents, may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

Trading Prices

        Our common stock is traded on the Nasdaq Global Select Market under the symbol "SCSS." The following table sets forth, for the periods indicated, the quarterly high and low sales prices of our common stock on the Nasdaq Global Select Market and its predecessor, the Nasdaq National Market.

	High	Low
2007
First Quarter	$20.17	$16.77
Second Quarter	19.03	15.94
Third Quarter	18.00	13.90
Fourth Quarter	14.75	6.11
2008
First Quarter	$8.32	$3.10
Second Quarter	3.97	1.47
Third Quarter	2.83	1.16
Fourth Quarter	1.96	0.19
2009
First Quarter	$1.05	$0.20
Second Quarter	1.40	0.51
Third Quarter	5.10	0.78

        The last reported sale price of our common stock on the Nasdaq Global Select Market on November 5, 2009 was $5.79 per share. As of October 19, 2009, there were 45,589,822 shares of our common stock outstanding.

Dividend Policy

        We have not paid any cash dividends since our initial public offering in December 1998. Any future determination relating to our dividend policy will be made at the sole discretion of our board of directors and will depend on a number of factors, including restrictions in our debt instruments, as well as our future earnings, capital requirements, financial condition, prospects, legal authority and other factors that our board of directors may deem relevant.

PLAN OF DISTRIBUTION

        We may sell the securities offered by this prospectus in one or more of the following ways from time to time:

  •
  to or through underwriters or dealers;

  •
  directly to purchasers, including our affiliates;

  •
  through agents;

  •
  through a block trade in which the broker or dealer engaged to handle the block will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction; or

  •
  through a combination of any of these methods of sale.

        In addition, we may issue the securities being offered by this prospectus as a dividend or distribution.

        We may effect the distribution of the securities from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

        We will set forth in a prospectus supplement the terms of the offering of our securities, including:

  •
  the type and amount of securities we are offering;

  •
  the purchase price of our securities being offered and the net proceeds we will receive from the sale;

  •
  the method of distribution of the securities we are offering;

  •
  the name or names of any agents, underwriters or dealers;

  •
  any over-allotment options under which underwriters may purchase additional securities from us;

  •
  any underwriting discounts and commissions or agency fees and commissions and other items constituting underwriters' or agents' compensation;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchanges on which such securities may be listed.

Sale Through Underwriters or Dealers

        If we use an underwriter or underwriters in the sale of securities offered by this prospectus, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

        If we use an underwriter or underwriters in the sale of securities, we will execute an underwriting agreement with the underwriter or underwriters at the time we reach an agreement for sale. We will set forth in the applicable prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers. This compensation may be in the form of discounts, concessions or commissions.

        We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions. If we grant any over-allotment option, the terms of any over-allotment option will be set forth in the prospectus supplement relating to those securities.

Sale Through Dealers

        If we use dealers in the sale of the securities offered by this prospectus, we or an underwriter will sell the securities to them as principals. The dealers may then resell those securities to the public at varying prices to be determined by the dealers at the time of resale. The applicable prospectus supplement will set forth the names of the dealers and the terms of the transactions.

Direct Sales

        We may directly solicit offers to purchase the securities offered by this prospectus. In this case, no underwriters or agents would be involved. We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Sales Through Agents

        Securities also may be offered and sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and will describe any commissions payable to the agent. Unless otherwise indicated in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment. Any agent may be deemed to be an underwriter within the meaning of the Securities Act with respect to any sale of those securities.

Delayed Delivery Contracts

        If the applicable prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. Institutions with which contracts of this type may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, but in all cases those institutions must be approved by us. The obligations of any purchaser under any contract of this type will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

        Our common stock is listed on the NASDAQ Global Market. Any common stock sold pursuant to a prospectus supplement will be eligible for listing and trading on the NASDAQ Global Market, subject to official notice of issuance. Unless the applicable prospectus supplement states otherwise, each other class or series of securities issued will be a new issue and will have no established trading market. We may elect to list any other class or series of securities on an exchange, but we are not currently obligated to do so. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

        Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

        Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

        We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic Auctions

        We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you will want to pay particular attention to the description of that system we will provide in a prospectus supplement.

        Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called "real-time" basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder's individual bids would be accepted, prorated or rejected. Of course, many pricing methods can and may also be used.

        Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

        Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against specified liabilities, including liabilities under the Securities Act, or to contribution by us to payments they may be required to make in respect to such liabilities. The applicable prospectus supplement will describe the terms and conditions of indemnification or contribution. Some of our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business. We will describe in the prospectus supplement the nature of any such relationship and the name of the parties involved. Any lockup arrangements will be set forth in the applicable prospectus supplement.

 LEGAL MATTERS

        The validity of the securities offered hereby will be passed upon for us by Oppenheimer Wolff & Donnelly LLP, Minneapolis, MN.

EXPERTS

        The consolidated financial statements and financial statement schedule of Select Comfort Corporation and subsidiaries as of January 3, 2009 and December 29, 2007, and for each of the fiscal years in the three-year period ended January 3, 2009, and management's assessment of the effectiveness of internal control over financial reporting as of January 3, 2009 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The audit report covering the January 3, 2009 consolidated financial statements contains an explanatory paragraph that states that the Company's losses from operations and inability to generate sufficient cash flow to meet obligations and sustain operations raises substantial doubt about its ability to continue as a going concern. The consolidated financial statements and financial statement schedule do not include any adjustments that might result from the outcome of that uncertainty.

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions of our articles of incorporation, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the reporting requirements of the Exchange Act and its rules and regulations. The Exchange Act requires us to file reports, proxy statements and other information with the SEC. Copies of our reports, proxy statements and other information can be read and copied at:

  SEC Public Reference Room
  100 F Street NE
  Washington, D.C. 20549

        Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a Web site that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC. These materials may be obtained electronically by accessing the SEC's home page at http://www.sec.gov.

        Our corporate Internet Web site is http://www.selectcomfort.com. Through a link to a third-party content provider, our corporate Web site provides free access to our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after electronic filing with the SEC. These documents are posted on our Web site at http://www.selectcomfort.com—select the "About Select Comfort" link and then the "SEC Filings" link. The information contained on our Web site or connected to our Web site is not incorporated by reference into this prospectus and should not be considered part of this prospectus.

        We also make available, free of charge on our Web site, the charters of the Audit Committee, Management Development and Compensation Committee, Corporate Governance and Nominating Committee and Finance Committee, as well as the Corporate Governance Principles, Code of Business Conduct and Stock Ownership Guidelines. These documents are posted on our Web site at

http://www.selectcomfort.com—select the "About Select Comfort" link and then the "Corporate Governance" link.

        Copies of any of the above referenced information will also be made available, free of charge, upon written request to:

  Select Comfort Corporation
  Investor Relations Department
  9800 59th Avenue North
  Plymouth, Minnesota 55442

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to incorporate into this prospectus information we file with the SEC in other documents. The information incorporated by reference is considered to be part of this prospectus and information we later file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, as amended, until the termination of the offering. The documents we have incorporated by reference are:

  •
  Annual Report on Form 10-K for the year ended January 3, 2009;

  •
  Annual Report on Form 10-K/A for the year ended January 3, 2009 filed with SEC on May 4, 2009;

  •
  Quarterly Reports on Form 10-Q for the quarters ended April 4, 2009 and July 4, 2009;

  •
  Current Reports on Form 8-K filed on January 8, 2009, January 22, 2009, February 5, 2009, March 2, 2009, April 3, 2009, April 23, 2009, May 14, 2009, May 26, 2009, August 11, 2009, August 20, 2009, August 21, 2009, September 3, 2009, September 8, 2009, September 9, 2009, September 18, 2009, September 24, 2009, October 1, 2009, October 2, 2009, October 5, 2009, October 16, 2009, October 27, 2009 and October 29, 2009; and

  •
  the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on November 30, 1998 and any amendments or reports filed for the purpose of updating such description.

        Notwithstanding the above, information that is "furnished" to the SEC shall not be incorporated by reference or deemed to be incorporated by reference into this prospectus or the related registration statement.

        We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests may be made in writing or by telephoning: the Company's Secretary at Select Comfort Corporation, 9800 59th Avenue North, Minneapolis, MN 55442, (763) 551-7000.

        You should read the information in this prospectus together with the information in the documents incorporated by reference.

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Select Comfort Corporation

Common Stock

PROSPECTUS SUPPLEMENT

Piper Jaffray

December  , 2009